FIRST QUARTER 2022

Page 2 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Forward-Looking Statements This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally; adverse economic and real estate developments in Northern and Southern California, the Pacific Northwest, Western Canada and Greater London; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. from time to time with the SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “we,” “us,” or “our.” Non-GAAP Measures This Supplemental Information includes non-GAAP financial measures, which are accompanied by what the Company considers the most directly comparable financial measures calculated and presented in accordance with GAAP. Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this Supplemental Information. Definitions of these non-GAAP financial measures can be found in the Definitions section of this Supplemental starting on page 53. The Company also presents the “Company’s Share” of certain of these measures, which are non-GAAP financial measures that are calculated as the consolidated amount calculated in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures, and in some cases the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the joint venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures.

Page 3 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Table of Contents Page Executive Summary, Corporate Data, Executive Management, Board of Directors, Equity Research Coverage, and Rating Agencies 4 Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Operations 11 Funds from Operations 12 Adjusted Funds from Operations 14 Same-Store Property Performance—Consolidated 15 Net Operating Income (NOI) Detail 17 Debt Summary 19 Capital Structure 21 Unsecured and Secured Debt Maturities, Composition and Covenant Compliance 22 Operational and Portfolio Information 24 In-Service Office Properties 25 In-Service Office Properties by Location 28 Studio Properties 30 Land Properties 31 Repositioning, Redevelopment, Development and Held For Sale Properties 32 Under Construction and Future Development Projects 34 Recently Completed, Under Construction and Planned Project Images 36 Office Tenant Industry Diversification 37 Fifteen Largest Office Tenants 38 Office Property Leasing Activity 40 Commenced Office Leases with Non-Recurring Upfront Abatements 42 Uncommenced Office Leases—Next Eight Quarters 45 Backfilled Office Leases—Next Eight Quarters 46 Expiring Office Leases—Next Eight Quarters 47 Expiring Office Leases—Annual 51 Definitions and Reconciliations 52 Definitions 53 Reconciliation of Net Income to Net Operating Income 55 Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized) 56 Company Outlook 57 Appendix 58 Total Portfolio Company’s Share 59 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters 60 Corporate Headquarters: 11601 Wilshire Boulevard, 9th Floor, Los Angeles, CA 90025 (310) 445-5700 Website: HudsonPacificProperties.com Investor Relations: Laura Campbell Executive Vice President, Investor Relations and Marketing (310) 622-1702 NYSE Trading Symbol: HPP

Page 4 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Development • Google began tenant improvements at the 584,000-square-foot One Westside office redevelopment, which commenced GAAP revenue recognition in November 2021 • Successfully progressing over 2.3 million square feet of development projects, including the under construction 7-stage, 241,000-square-foot Sunset Glenoaks studio development in Los Angeles for delivery in third quarter 2023 • Expected near-term closing for the 546,000-square-foot Washington 1000 office development in Seattle, with anticipated construction start second quarter 2022 and delivery in 2024 • Advancing entitlements on the 450,000-square-foot Burrard Exchange office development in Vancouver, and the 21-stage, 1.1 million-square-foot Sunset Waltham Cross studio development in the UK Capital Markets • Entered into an accelerated share repurchase agreement to purchase $200 million of outstanding common stock with approximately 6.6 million shares repurchased as of March 11 Dividend • Declared and paid a dividend on common stock of $0.25 per share and on 4.750% Series C cumulative preferred stock of $0.4453125 per share ESG Leadership • Launched new impact investing platform, EquiBlueTM, seeking to leverage commercial real estate to holistically provide economic opportunity and upward mobility for women and people of color 2022 Outlook • Narrowed full-year 2022 FFO guidance of $2.02 to $2.08 per diluted share, excluding specified items Executive Summary Hudson Pacific Properties acquires, redevelops and develops creative office and studio properties in global epicenters of innovation, media and technology. We are the leading publicly traded owner of office space in Silicon Valley, one of the largest independent owners/operators of studios in Los Angeles, and our portfolio totals over 21 million square feet, including land for development, in our core markets. Our top-tier assets combined with our leasing and management expertise have enabled us to cultivate a tenant base of premier blue-chip and growth companies, like Google and Netflix. Our strategic focus is value creation often through less capital- and time- intensive repositionings and redevelopments, although our vertically integrated platform allows us to execute on a full range of opportunities— from incremental lease-up to cutting-edge new construction. Financials (Compared to First Quarter 2021) • Total revenue increased 14.7% to $244.5 million • Net loss attributable to common stockholders of $19.8 million, or $0.13 per diluted share, compared to net income of $5.0 million, or $0.03 per diluted share • FFO, excluding specified items, increased 2.3% to $75.2 million and 3.0% to $0.50 per diluted share • FFO of $66.4 million, or $0.44 per diluted share, compared to $72.5 million, or $0.48 per diluted share • AFFO grew 11.8% to $58.6 million • Same-store property cash NOI was up 1.4% to $120.3 million Leasing • In-service office portfolio ended the quarter at 91.1% occupied and 92.3% leased upon signing 504,000 square feet of new and renewal leases with 12.0% and 5.8% GAAP and cash rent increases, respectively • Expanded Company 3 into entire 130,000-square-foot Harlow office development on the Sunset Las Palmas studio lot in Los Angeles with a 11-year, 60,000-square-foot lease, with GAAP revenue recognition on the expansion commencing in January 2022 • Renewed and expanded Bank of Montreal with a 105,000-square-foot, 11-year lease through July 2035 at Bentall Center in Vancouver Conference Call Information: Thursday, April 28, 2022 at 11:00 AM PST / 2:00 PM EST (844) 200-6205 (U.S.) | (929) 526-1599 (International) | Passcode: 415769

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Corporate Data[1]

Unaudited, in thousands, except per share data

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Number of office properties owned	54	54	53	53	53
Office square feet[2]	15,774,989	15,769,031	15,571,852	15,584,647	15,583,010
Same-store office square feet[2][3]	12,836,234	12,258,304	12,890,572	12,661,812	12,628,002
Same-store office leased rate as of end of period[3]	92.2 %	93.1 %	91.7 %	92.4 %	92.3 %
Stabilized office square feet[2][4]	13,747,301	13,707,649	13,558,781	13,560,853	13,571,956
Stabilized office leased rate as of end of period[4]	92.7 %	93.8 %	92.1 %	92.7 %	92.7 %
In-service office square feet[2][5]	14,656,497	14,746,779	14,597,763	14,610,559	14,491,731
In-service office leased rate as of end of period[5]	92.3 %	92.8 %	91.2 %	91.4 %	91.7 %
Number of studio properties owned	4	4	3	3	3
Studio square feet[2]	1,465,403	1,465,403	1,224,403	1,224,403	1,224,403
Same-store studio square feet[2][6]	1,205,809	1,205,809	1,205,809	1,224,403	1,224,403
Same-store studio leased rate as of end of period[7]	84.1 %	85.7 %	87.6 %	88.0 %	89.6 %
Non-same-store studio square feet[2]	N/A	N/A	18,594	N/A	N/A
Non-same-store studio leased rate as of end of period	N/A	N/A	N/A	N/A	N/A
Number of land properties owned	8	8	9	8	8
Land properties estimated square feet[8]	4,062,242	2,954,406	3,195,406	3,195,406	3,187,261
Total portfolio square feet	21,302,634	20,188,840	19,991,661	20,004,456	19,994,674
Company's share of debt, net[9][10]	$ 3,220,900	$ 3,013,107	$ 3,184,975	$ 2,863,638	$ 2,826,943
Company's share of market capitalization[9][10]	$ 7,873,162	$ 7,342,670	$ 7,366,931	$ 7,283,915	$ 7,106,345
Company's share of Adjusted EBITDAre (annualized) / Company's share of debt, net[10]	7.6x	6.7x	7.4x	7.0x	7.4x
Company's share of debt, net/Company's share of market capitalization[9][10]	40.9 %	41.0 %	43.2 %	39.3 %	39.8 %
Share data:					
FFO[10], excluding specific items, per common stock/unit—diluted[11]	$ 0.50	$ 0.52	$ 0.50	$ 0.49	$ 0.48
Range of closing prices[11]	$ 22.54 - 28.54	$ 23.13 - 27.83	$ 25.70 - 28.37	$ 26.45 - 30.28	$ 22.89 - 28.43
Closing price at quarter end	$ 27.75	$ 24.71	$ 26.27	$ 27.82	$ 27.13
Weighted average fully diluted common stock/units outstanding[10]	151,426	153,700	154,027	152,683	152,504
Shares of common stock/units outstanding at end of period[10]	165,585	154,753	155,743	155,543	153,979

(1) Represents 100% share of consolidated and unconsolidated joint ventures, except with respect to the Company's Share of debt, net, market capitalization, and the quotient of those amounts.
(2) Property square footage has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Same-store office defined as all properties owned and included in our office portfolio as of January 1, 2021 and still owned and included in our office portfolio as of March 31, 2022.
(4) Stabilized office square feet and leased rate excludes the lease-up, land, repositioning, redevelopment, development and held for sale properties described on pages 26, 31 and 32.
(5) In-service office square feet and leased rate includes the stabilized office and lease-up properties described on pages 25 and 26.
(6) Same-store studio defined as all properties owned and included in our studio portfolio as of January 1, 2021 and still owned and included in our studio portfolio as of March 31, 2022.
(7) Percent leased for same-store studio is the average percent leased for the 12 months ended as of the quarter indicated.
(8) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to receipt of entitlement approvals not yet obtained. Includes the pending purchase of Washington 1000.
(9) See capital structure on page 21 for additional detail.
(10) See definitions starting on page 53.
(11) For the quarter indicated.

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Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Executive Management

Our Executive Management is comprised of highly seasoned, approachable experts who embrace innovation and always think outside the box. Together, they have decades of experience leading successful publicly traded companies. They have bought, sold, operated, built and re-built real estate properties across cycles and in every major West Coast market, and in the process cultivated unparalleled industry relationships. Our culture starts at the top—a collaborative, entrepreneurial spirit, combined with integrity and a deep sense of fiduciary responsibility.

Victor J. Coleman
Chief Executive Officer and Chairman

Mark Lammas
President

Harout Diramerian
Chief Financial Officer

Kay L. Tidwell
Executive Vice President, General Counsel and Chief Risk Officer

Christopher Barton
Executive Vice President, Development and Capital Investments

Laura Campbell
Executive Vice President, Investor Relations and Marketing

Drew B. Gordon
Executive Vice President, California Office Operations

Steven Jaffe
Executive Vice President, Business Affairs

Andrea Rupp
Executive Vice President, Human Resources

Dale Shimoda
Executive Vice President, Finance

Jeff Stotland
Executive Vice President, Global Studios

Arthur X. Suazo
Executive Vice President, Leasing

Andy Wattula
Executive Vice President, Pacific Northwest/ Canada Office Operations

Derric Dubourdieu
Senior Vice President, Leasing

Gary Hansel
Senior Vice President, Southern California

Shawn McGarry
Senior Vice President, Northern California

Anne Mehrtens
Senior Vice President, Sunset Studios — Southern California

Chris Pearson
Senior Vice President, Development Planning and Government Affairs

Nader Shah
Senior Vice President, Construction and Development

Jim Soutter
Senior Vice President, Engineering

Natalie Teear
Senior Vice President, Innovation, Sustainability and Social Impact

Erik Thoreen
Senior Vice President, UK and Studios East

Chuck We
Senior Vice President, Western Canada

Ken Young
Senior Vice President, Leasing



555 Twin Dolphin | Redwood City, CA



Hill7 | Seattle, WA

Page 6 of 60

Page 7 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Board of Directors Our accomplished Directors are committed to sound corporate governance, and ensuring full compliance and accountability to shareholders in accordance with all laws and regulations. We believe that dedication to these principles and the highest ethical standards is essential to both short- and long-term value creation and preservation. We also recognize and embrace board diversity in all its facets—skills, experience, gender, ethnicity, race—as essential to maintaining our competitive advantage and attaining our strategic objectives. Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Executive Officer, Catellus Development Corporation Karen Brodkin Executive Vice President, Content Strategy and Development, Endeavor Ebs Burnough Managing Director, Hatch House Media and President and Founder, Ebs Burnough Solutions International Richard B. Fried Managing Member, Farallon Capital Management, L.L.C. Jonathan M. Glaser Managing Member, JMG Capital Management LLC Robert L. Harris II Executive Chairman (retired), Acacia Research Corporation Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer, WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Andrea Wong President (retired), International Production, Sony Pictures Television

Page 8 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Equity Research Coverage BMO Capital Markets John Kim (212) 885-4115 BofA Securities James Feldman (646) 855-5808 BTIG Tom Catherwood (212) 738-6140 Citigroup Global Markets Michael Bilerman | Emmanuel Korchman (212) 816-1383 | (212) 816-1382 Goldman Sachs Caitlin Burrows (212) 902-4736 Green Street Advisors Daniel Ismail (949) 640-8780 Jefferies LLC Peter Abramowitz (212) 336-7241 KeyBanc Capital Markets Todd Thomas (917) 368-2286 Mizuho Securities Haendel St. Juste (212) 205-7860 Morgan Stanley Ronald Kamdem (212) 296-8319 Piper Sandler & Company Alexander Goldfarb (212) 466-7937 Robert W. Baird & Company David Rodgers (216) 737-7341 Scotiabank Nicholas Yulico (212) 225-6904 SMBC Nikko Securities Richard Anderson (646) 521-2351 Wells Fargo Securities Blaine Heck (443) 263-2949 Wolfe Research Andrew Rosivach (646) 582-9250 Fitch Ratings Stephen Boyd (212) 908-9153 Rating Agencies Moody’s Investor Service Alice Chung (212) 553-2949 Standard & Poor’s Fernanda Hernandez (212) 438-1347

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Financial Information

Page 10 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Consolidated Balance Sheets In thousands, except share data March 31, 2022 (Unaudited) December 31, 2021 ASSETS Investment in real estate, net $ 7,051,027 $ 7,077,703 Non-real estate property, plant and equipment, net 59,894 58,469 Cash and cash equivalents 137,598 96,555 Restricted cash 60,183 100,321 Accounts receivable, net 28,671 25,339 Straight-line rent receivables, net 255,772 240,306 Deferred leasing costs and intangible assets, net 325,641 341,444 U.S. Government securities 127,157 129,321 Operating lease right-of-use assets 308,409 287,041 Prepaid expenses and other assets, net 140,776 119,000 Investment in unconsolidated real estate entities 160,821 154,731 Goodwill 109,439 109,439 Assets associated with real estate held for sale 239,020 250,520 TOTAL ASSETS $ 9,004,408 $ 8,990,189 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 3,972,651 $ 3,733,903 In-substance defeased debt 127,294 128,212 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 318,651 300,959 Operating lease liabilities 315,386 293,596 Intangible liabilities, net 39,472 42,290 Security deposits and prepaid rent 78,741 84,939 Liabilities associated with real estate held for sale 5,114 3,898 Total liabilities 4,923,445 4,653,933 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 127,684 129,449 Equity Hudson Pacific Properties, Inc. stockholders’ equity Preferred stock, $0.01 par value, 18,400,000 authorized at March 31, 2022 and December 31, 2021, respectively; 4.750% Series C cumulative redeemable preferred stock; $25.00 per share liquidation preference, 17,000,000 outstanding at March 31, 2022 and December 31, 2021, respectively 425,000 425,000 Common stock, $0.01 par value, 481,600,000 authorized, 144,559,168 shares and 151,124,543 shares outstanding at March 31, 2022 and December 31, 2021, respectively 1,445 1,511 Additional paid-in capital 3,063,500 3,317,072 Accumulated other comprehensive loss (676) (1,761) Total Hudson Pacific Properties, Inc. stockholders’ equity 3,489,269 3,741,822 Non-controlling interest—members in consolidated real estate entities 398,941 402,971 Non-controlling interest—units in the operating partnership 55,254 52,199 Total equity 3,943,464 4,196,992 TOTAL LIABILITIES AND EQUITY $ 9,004,408 $ 8,990,189

Page 11 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Consolidated Statements of Operations Unaudited, in thousands, except share data Three Months Ended March 31, 2022 2021 REVENUES Office Rental $ 206,192 $ 189,861 Service and other revenues 5,208 2,282 Total office revenues 211,400 192,143 Studio Rental 13,394 12,153 Service and other revenues 19,719 8,823 Total studio revenues 33,113 20,976 Total revenues 244,513 213,119 OPERATING EXPENSES Office operating expenses 73,631 66,562 Studio operating expenses 18,983 11,453 General and administrative 20,512 18,449 Depreciation and amortization 92,193 82,761 Total operating expenses 205,319 179,225 OTHER INCOME (EXPENSE) Income from unconsolidated real estate entities 303 635 Fee income 1,071 848 Interest expense (30,836) (30,286) Interest income 910 997 Management services reimbursement income—unconsolidated real estate entities 1,108 — Management services expense—unconsolidated real estate entities (1,108) — Transaction-related expenses (256) — Unrealized gain on non-real estate investments 1,650 5,775 Impairment loss (20,503) — Other income (expense) 852 (452) Total other expense (46,809) (22,483) Net (loss) income (7,615) 11,411 Net income attributable to Series A preferred units (153) (153) Net income attributable to Series C preferred shares (5,290) — Net income attributable to participating securities (294) (278) Net income attributable to non-controlling interest in consolidated real estate entities (8,561) (6,630) Net loss attributable to redeemable non-controlling interest in consolidated real estate entities 1,890 682 Net loss (income) attributable to non-controlling interest in the operating partnership 230 (50) NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS $ (19,793) $ 4,982 BASIC AND DILUTED PER SHARE AMOUNTS Net (loss) income attributable to common stockholders—basic $ (0.13) $ 0.03 Net (loss) income attributable to common stockholders—diluted $ (0.13) $ 0.03 Weighted average shares of common stock outstanding—basic 149,187,994 150,823,605 Weighted average shares of common stock outstanding—diluted 149,187,994 151,141,079

Page 12 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Funds from Operations(1) Unaudited, in thousands, except per share data Three Months Ended Quarter To Date March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 NET (LOSS) INCOME $ (7,615) $ 16,753 $ (6,182) $ 7,030 $ 11,411 Adjustments: Depreciation and amortization—Consolidated 92,193 88,107 88,568 84,178 82,761 Depreciation and amortization—Non-real estate assets (4,432) (4,331) (2,221) (590) (577) Depreciation and amortization—Company’s share from unconsolidated real estate entities 1,369 1,497 1,462 1,550 1,511 Impairment loss 12,003 — 2,762 — — Unrealized gain on non-real estate investments (1,650) (4,951) (827) (5,018) (5,775) Tax impact of unrealized gain on non-real estate investment — 1,973 — 1,876 — FFO attributable to non-controlling interests (20,004) (17,867) (14,288) (15,839) (16,717) FFO attributable to preferred shares and units (5,443) (2,434) (153) (153) (153) FFO to common stockholders and unitholders 66,421 78,747 69,121 73,034 72,461 Specified items impacting FFO: Impairment of trade name 8,500 — — — — Transaction-related expenses 256 1,547 6,300 1,064 — One-time prior period net property tax adjustment — (687) (1,346) 335 1,050 One-time debt extinguishment cost—Company’s share — — 3,187 — — FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS $ 75,177 $ 79,607 $ 77,262 $ 74,433 $ 73,511 Weighted average common stock/units outstanding—diluted 151,426 153,700 154,027 152,683 152,504 FFO per common stock/unit—diluted $ 0.44 $ 0.51 $ 0.45 $ 0.48 $ 0.48 FFO (excluding specified items) per common stock/unit—diluted $ 0.50 $ 0.52 $ 0.50 $ 0.49 $ 0.48

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Funds from Operations[1] (continued)

Unaudited, in thousands, except per share data

Year To Date	Three Months Ended March 31, 2022	Twelve Months Ended December 31, 2021	Nine Months Ended September 30, 2021	Six Months Ended June 30, 2021	Three Months Ended March 31, 2021
NET (LOSS) INCOME	$ (7,615)	$ 29,012	$ 12,259	$ 18,441	$ 11,411
Adjustments:					
Depreciation and amortization—Consolidated	92,193	343,614	255,507	166,939	82,761
Depreciation and amortization—Non-real estate assets	(4,432)	(7,719)	(3,388)	(1,167)	(577)
Depreciation and amortization—Company's share from unconsolidated real estate entities	1,369	6,020	4,523	3,061	1,511
Impairment loss	12,003	2,762	2,762	—	—
Unrealized gain on non-real estate investments	(1,650)	(16,571)	(11,620)	(10,793)	(5,775)
Tax impact of unrealized gain on non-real estate investment	—	3,849	1,876	1,876	—
FFO attributable to non-controlling interests	(20,004)	(64,388)	(46,731)	(32,462)	(16,717)
FFO attributable to preferred shares and units	(5,443)	(2,893)	(459)	(306)	(153)
FFO to common stockholders and unitholders	**66,421**	**293,686**	**214,729**	**145,589**	**72,461**
Specified items impacting FFO:					
Impairment of trade name	8,500	—	—	—	—
Transaction-related expenses	256	8,911	7,364	1,064	—
One-time prior period net property tax adjustment	—	(581)	26	1,372	1,050
One-time debt extinguishment cost—Company's share	—	3,187	3,187	—	—
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 75,177**	**$ 305,203**	**$ 225,306**	**$ 148,025**	**$ 73,511**
Weighted average common stock/units outstanding—diluted	151,426	153,332	153,379	152,675	152,504
FFO per common stock/unit—diluted	$ 0.44	$ 1.92	$ 1.40	$ 0.95	$ 0.48
FFO (excluding specified items) per common stock/unit—diluted	$ 0.50	$ 1.99	$ 1.47	$ 0.97	$ 0.48

(1) See definitions starting on page 53.

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Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Adjusted Funds from Operations[1]

Unaudited, in thousands

Quarter To Date	Three Months Ended March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
FFO	$ 66,421	$ 78,747	$ 69,121	$ 73,034	$ 72,461
Adjustments:					
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(11,990)	(6,337)	(3,592)	(6,811)	(8,708)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	966	821	804	804	826
Non-real estate depreciation, amortization and impairment	12,932	4,331	2,221	590	577
Amortization of deferred financing costs and loan discounts/premiums, net	2,403	2,029	1,845	1,717	1,714
Non-cash compensation expense	5,329	5,445	5,840	6,340	3,538
Recurring capital expenditures, tenant improvements and lease commissions	(17,499)	(13,384)	(15,894)	(15,580)	(18,022)
AFFO	**$ 58,562**	**$ 71,652**	**$ 60,345**	**$ 60,094**	**$ 52,386**
Dividends paid to common stock and unitholders	$ 36,942	$ 38,647	$ 38,745	$ 38,742	$ 38,426
AFFO payout ratio	63.1 %	53.9 %	64.2 %	64.5 %	73.4 %

Year To Date	Three Months Ended March 31, 2022	Twelve Months Ended December 31, 2021	Nine Months Ended September 30, 2021	Six Months Ended June 30, 2021	Three Months Ended March 31, 2021
FFO	$ 66,421	$ 293,686	$ 214,729	$ 145,589	$ 72,461
Adjustments:					
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(11,990)	(25,448)	(19,111)	(15,519)	(8,708)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	966	3,255	2,434	1,630	826
Non-real estate depreciation, amortization and impairment	12,932	7,719	3,388	1,167	577
Amortization of deferred financing costs and loan discounts/premiums, net	2,403	7,305	5,276	3,431	1,714
Non-cash compensation expense	5,329	21,163	15,718	9,878	3,538
Recurring capital expenditures, tenant improvements and lease commissions	(17,499)	(62,880)	(49,496)	(33,602)	(18,022)
AFFO	**$ 58,562**	**$ 244,800**	**$ 172,938**	**$ 112,574**	**$ 52,386**
Dividends paid to common stock and unitholders	$ 36,942	$ 154,560	$ 115,913	$ 77,168	$ 38,426
AFFO payout ratio	63.1 %	63.1 %	67.0 %	68.5 %	73.4 %

(1) See definitions starting on page 53.

Page 14 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Same-Store Property Performance—Consolidated[1]

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended March 31, 2022	2021	% change
SAME-STORE OFFICE STATISTICS[2][3]			
Number of properties	43	43	
Rentable square feet	11,332,404	11,332,404	
Ending % leased	91.7 %	93.0 %	(1.3)%
Ending % occupied	90.4 %	92.7 %	(2.3)%
Average % occupied for the period	91.2 %	93.2 %	(2.0)%
SAME-STORE STUDIO STATISTICS[4]			
Number of properties	3	3	
Rentable square feet	1,205,809	1,205,809	
Average % occupied for the period[5]	84.1 %	89.5 %	(5.4)

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended March 31, 2022	2021	% change
SAME-STORE NET OPERATING INCOME[6]			
Total office revenues	$ 177,410	$ 173,985	2.0 %
Total studio revenues	20,388	20,976	(2.8)
Same-store revenues	**197,798**	**194,961**	**1.5**
Total office expenses	61,387	58,578 [7]	4.8
Total studio expenses	11,601	11,453	1.3
Same-store expenses	**72,988**	**70,031**	**4.2**
Same-store office net operating income	**116,023**	**115,407**	**0.5**
NOI margin	65.4 %	66.3 %	(0.9)
Same-store studio net operating income	**8,787**	**9,523**	**(7.7)**
NOI margin	43.1 %	45.4 %	(2.3)
TOTAL SAME-STORE NET OPERATING INCOME	**$ 124,810**	**$ 124,930**	**(0.1)%**
NOI margin	63.1 %	64.1 %	(1.0)

Page 15 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Same-Store Property Performance—Consolidated[1] (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended March 31, 2022	2021	% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)			
Total office cash revenues	$ 172,458	$ 166,623	3.5 %
Total studio cash revenues	19,807	20,953	(5.5)
Same-store cash revenues	**192,265**	**187,576**	**2.5**
Total office cash expenses	60,455	57,616 (7)	4.9
Total studio cash expenses	11,533	11,374	1.4
Same-store cash expenses	**71,988**	**68,990**	**4.4**
Same-store office net operating income (cash basis)	**112,003**	**109,007**	**2.7**
NOI margin	64.9 %	65.4 %	(0.5)
Same-store studio net operating income (cash basis)	**8,274**	**9,579**	**(13.6)**
NOI margin	41.8 %	45.7 %	(3.9)
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 120,277**	**$ 118,586**	**1.4 %**
NOI margin	62.6 %	63.2 %	(0.6)

(1) The consolidated same-store property performance excludes the impact of our unconsolidated joint venture, Bentall Centre.
(2) Same-store office for the three months ended March 31, 2022 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2021 and still owned and included in the stabilized office portfolio as of March 31, 2022.
(3) See pages 25 and 26 for same-store office properties.
(4) Same-store studio for the three months ended March 31, 2022 defined as all properties owned and included in our studio portfolio as of January 1, 2021 and still owned and included in our studio portfolio as of March 31, 2022.
(5) Percent occupied for same-store studio is the average percent occupied for the 12 months ended as of the periods indicated.
(6) See page 55 for the reconciliation of net (loss) income to net operating income (NOI).
(7) Same-store office expenses for the three months ended March 31, 2021 included a one-time property tax increase of $1.0 million resulting from reassessments at ICON and CUE. Adjusted for this item, the consolidated same-store office net operating income and consolidated same store office net operating income (cash basis) percentage change for the three months ended March 31, 2022 would have been (0.3)% and 1.9%, respectively.

Page 16 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Net Operating Income (NOI) Detail

Three Months Ended March 31, 2022 | Unaudited, in thousands

	Same-Store Office[1]	Same-Store Studio[2]	Non-Same-Store Office[3]	Non-Same-Store Studio[4]	Repositioning/ Redevelopment /Development[5]	Lease-Up[3]	Held-for-Sale[5]	Total
REVENUE								
Cash rent	$ 139,468	$ 12,026	$ 2,089	$ 521	$ —	$ 10,700	$ 5,044	$ 169,848
Cash tenant recoveries	29,676	266	512	—	—	1,441	637	32,532
Straight-line rent	2,774	590	12,284	—	—	(182)	(567)	14,899
Amortization of above-market and below-market leases, net	2,578	—	141	—	—	20	—	2,739
Amortization of lease incentive costs	(400)	(9)	—	—	—	(23)	—	(432)
Total rental revenue	**174,096**	**12,873**	**15,026**	**521**	**—**	**11,956**	**5,114**	**219,586**
Service and other revenues	3,314	7,515	40	12,204	—	71	1,783	24,927
Total revenue	**177,410**	**20,388**	**15,066**	**12,725**	**—**	**12,027**	**6,897**	**244,513**
OPERATING EXPENSES								
Property operating expenses	60,455	11,533	3,797	7,382	—	5,532	2,749	91,448
Straight-line rent	325	—	79	—	—	—	—	404
Non-cash portion of interest expense	21	68	3		—	—		92
Amortization of above-market and below-market ground leases, net	586	—	82	—	—	2	—	670
Total operating expenses	**61,387**	**11,601**	**3,961**	**7,382**	**—**	**5,534**	**2,749**	**92,614**
TOTAL CONSOLIDATED NOI[6]	**$ 116,023**	**$ 8,787**	**$ 11,105**	**$ 5,343**	**$ —**	**$ 6,493**	**$ 4,148**	**$ 151,899**
ADD : COMPANY'S SHARE OF NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	2,961 [7]	—	—	—	—	2,961
LESS : TOTAL NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	16,756 [8]	4,035 [9]	2,599 [10]	—	—	—	—	23,390
TOTAL COMPANY'S SHARE OF NOI	**$ 99,267**	**$ 4,752**	**$ 11,467**	**$ 5,343**	**$ —**	**$ 6,493**	**$ 4,148**	**$ 131,470**
Square feet[11]	11,332,404	1,205,809	911,067	—	391,915	909,196	745,171	15,495,562
Ending % leased	91.7 %	84.1 %	99.8 %	— %	2.6 %	86.4 %	58.2 %	87.4 %
Ending % occupied	90.4 %	84.1 %	99.8 %	— %	— %	82.9 %	57.9 %	86.2 %
NOI margin	65.4 %	43.1 %	73.7 %	42.0 %	— %	54.0 %	60.1 %	62.1 %
RECONCILIATION TO CASH NOI								
TOTAL NOI	**$ 116,023**	**$ 8,787**	**$ 11,105**	**$ 5,343**	**$ —**	**$ 6,493**	**$ 4,148**	**$ 151,899**
Straight-line rent, net	(2,449)	(590)	(12,205)	—	—	182	567	(14,495)
Non-cash portion of interest expense	21	68	3		—	—		92
Amortization of above-market and below-market leases, net	(2,578)	—	(141)	—	—	(20)	—	(2,739)
Amortization of lease incentive costs	400	9	—	—	—	23	—	432
Amortization of above-market and below-market ground leases, net	586	—	82	—	—	2	—	670
TOTAL CONSOLIDATED CASH NOI	**$ 112,003**	**$ 8,274**	**$ (1,156)**	**$ 5,343**	**$ —**	**$ 6,680**	**$ 4,715**	**$ 135,859**

Page 17 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Net Operating Income Detail (NOI) (continued)

	Same-Store Office[1]	Same-Store Studio[2]	Non-Same-Store Office[3]	Non-Same-Store Studio[4]	Repositioning/ Redevelopment /Development[5]	Lease-Up[3]	Held-for-Sale[5]	Total
ADD : COMPANY'S SHARE OF CASH NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	1,825 [7]	—	—	—	—	1,825
LESS : TOTAL CASH NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	14,999 [8]	3,784 [9]	(870) [10]	—	—	—	—	17,913
TOTAL COMPANY'S SHARE OF CASH NOI	$ 97,004	$ 4,490	$ 1,539	$ 5,343	$ —	$ 6,680	$ 4,715	$ 119,771

(1) See pages 25 and 26 for same-store office for the three months ended March 31, 2022. The consolidated same-store property performance in this table excludes the impact of our unconsolidated joint venture, Bentall Centre.
(2) Same-store studio includes Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(3) See page 26 for non-same-store office and lease-up properties.
(4) Included as part of non-same store studio are the net operating income results for Sunset Studios production services division (formerly known as Star Waggons and Zio Studio Service).
(5) See page 32 for repositioning, redevelopment, development and held for sale properties.
(6) See page 55 and 56 for all non-GAAP NOI reconciliations.
(7) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The amounts reflected have been converted from Canadian Dollars ("CAD") to United States Dollars ("USD") using the average monthly foreign currency exchange rate for the period presented.
(8) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market, Hill7, Ferry Building and 1918 Eighth. We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE and EPIC.
(9) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(10) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. We own 51% of the ownership interest in the consolidated joint venture that owns Harlow.
(11) Represents 100% ownership of our consolidated portfolio. Excludes square footage related to our unconsolidated joint ventures, Bentall Centre and Sunset Glenoaks Studios.

Page 18 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Debt Summary

As of March 31, 2022 | Unaudited, in thousands

Unsecured revolving credit facility

	Principal Amount[1]	Interest Rate[2][3]	Contractual Maturity Date[4]	Annual Debt Service[1]	Balance at Maturity	Capacity	Undrawn Capacity
Unsecured revolving credit facility[5]	$ 335,000	LIBOR + 1.05% to 1.50%	12/21/2026	$ —	$ 335,000	$ 1,000,000	$ 665,000

Unsecured private placement

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity
Series A notes	$ 110,000	4.34%	1/2/2023	$ 4,774	$ 110,000
Series B notes	259,000	4.69%	12/16/2025	12,147	259,000
Series C notes	56,000	4.79%	12/16/2027	2,682	56,000
Series D notes	150,000	3.98%	7/6/2026	5,970	150,000
Series E notes	50,000	3.66%	9/15/2023	1,830	50,000
TOTAL	**$ 625,000**			**$ 27,403**	**$ 625,000**

Unsecured registered senior notes

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Issue Price as Percentage of Par	Effective Yield
3.95% Registered senior notes—October 2017	$ 400,000	3.95%	11/1/2027	$ 15,800	$ 400,000	99.815 %	3.97%
4.65% Registered senior notes—February 2019	500,000	4.65%	4/1/2029	23,250	500,000	100.427 %	4.61%
3.25% Registered senior notes—October 2019	400,000	3.25%	1/15/2030	13,000	400,000	99.268 %	3.46%
TOTAL	**$ 1,300,000**			**$ 52,050**	**$ 1,300,000**		

Secured notes

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date[4]	Annual Debt Service[1]	Balance at Maturity	Company's Share	Undrawn Capacity
Hollywood Media Portfolio[6][7][8]	$ 1,100,000	LIBOR + 1.17%	8/9/2026	$ —	$ 1,100,000	$ 561,000	$ —
Acquired Hollywood Media Portfolio debt[6][8]	(209,814)	LIBOR + 1.55%	8/9/2026	—	(209,814)	(209,814)	—
Hollywood Media Portfolio, net	**890,186**			**—**	**890,186**	**351,186**	—
One Westside and 10850 Pico[9]	267,234	LIBOR + 1.70%	12/18/2024	—	267,234	200,426	147,366
Element LA	168,000	4.59%	11/6/2025	7,716	168,000	168,000	—
1918 Eighth[10]	314,300	LIBOR + 1.30%	12/18/2025	—	314,300	172,865	—
Hill7[11]	101,000	3.38%	11/6/2028	3,414	101,000	55,550	—
TOTAL	**$ 1,740,720**			**$ 11,130**	**$ 1,740,720**	**$ 948,027**	**$ 147,366**

Page 19 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Debt Summary (continued)

As of March 31, 2022 | Unaudited, in thousands

Other consolidated debt

	Principal Amount[(1)]		Interest Rate[(2)]	Contractual Maturity Date[(4)]	Annual Debt Service[(1)]		Balance at Maturity		Company's Share	
In-substance defeased debt[(12)]	$	127,294	4.47%	10/1/2022	$	9,391	$	125,489	$	95,471
Joint venture debt[(13)(14)]	$	66,136	4.50%	10/9/2032	$	2,976	$	66,136	$	—

Unconsolidated debt

	Principal Amount[(1)]		Interest Rate[(2)]	Contractual Maturity Date	Annual Debt Service[(1)]		Balance at Maturity		Company's Share	
Bentall Centre[(15)]	$	525,816	CDOR + 1.75%	7/1/2024	$	—	$	525,816	$	105,163
Sunset Glenoaks Studios[(16)(17)]	$	3,847	LIBOR + 3.00%	1/9/2025	$	—	$	3,847	$	1,924

(1) See definitions starting on page 53.
(2) Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed.
(3) We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of March 31, 2022, no such election had been made.
(4) Maturity dates include the effect of extension options.
(5) Includes the option to extend the initial maturity date of December 21, 2025 twice for an additional six-month term each.
(6) We own 51% of the ownership interest in the consolidated joint venture that owns the Hollywood Media Portfolio. The joint venture holds a $1.1 billion mortgage loan secured by the Hollywood Media Portfolio. The Company purchased bonds comprising the loan in the amount of $209.8 million.
(7) The effective interest rate on the loan is LIBOR + 1.17% until August 9, 2022, at which time the effective interest rate will decrease to LIBOR + 0.99%.
(8) Includes the option to extend the initial maturity date of August 9, 2023 three times for an additional one-year term each.
(9) Includes the option to extend the initial maturity date of December 18, 2023 twice for an additional six-month term each.
(10) We own 55% of the ownership interest in the consolidated joint venture that owns the 1918 Eighth property. This loan has an initial interest rate of LIBOR plus 1.30% per annum and is interest-only through the five-year term.
(11) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principal payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization.
(12) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside and 10850 Pico. The joint venture has, in substance, defeased the debt by purchasing U.S. Government securities, which are intended to generate cash flows to fund loan obligations through the early prepayment date of the debt. Monthly debt service includes debt amortization payments based on a ten-year amortization schedule with a balloon payment at maturity.
(13) This amount relates to debt attributable to Allianz U.S. Private REIT LP ("Allianz"), our partner in the joint venture that owns Ferry Building. The maturity date may be extended twice for an additional two-year term each.
(14) Includes the option to extend the initial maturity date of October 9, 2028 twice for an additional two-year term each.
(15) We own 20% of the ownership interest in the unconsolidated real estate investment that owns Bentall Centre. The loan was transacted in CAD. The principal balance is shown in USD using the foreign currency exchange rate as of March 31, 2022. The interest on the full amount has been effectively capped at 5.25% per annum through the use of an interest rate cap.
(16) We own 50% of the ownership interest in the unconsolidated real estate investment that owns the Sunset Glenoaks Studios development. This loan has an initial interest rate of LIBOR plus 3.00% per annum and is interest-only through its term. The total capacity of the loan is $94.0 million, as of March 31, 2022 we have $90.2 million undrawn.
(17) Subsequent to March 31, 2022, we entered into an amended and restated loan agreement to increase the total capacity of the loan to $100.6 million.

Page 20 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Capital Structure

As of March 31, 2022 | Unaudited, in thousands, except share data and percentages

	Shares/Units		Aggregate Principal Amount or $ Equivalent	
Unsecured revolving credit facility		$	335,000	
Unsecured private placement			625,000	
Unsecured registered senior notes			1,300,000	
Secured debt			1,740,720	
Total Consolidated unsecured and secured debt[1]		**$**	**4,000,720**	
Add: Series A preferred units	392,598		9,815	
Total Consolidated debt[1]		**$**	**4,010,535**	
Less: Cash and cash equivalents			(137,598)	
Total Consolidated debt, net[1]		**$**	**3,872,937**	
Add: Company's share of unconsolidated real estate entities' debt[2]			107,087	
Less: Partners' share of consolidated debt[3]			(792,694)	
Less: Company's share of unconsolidated real estate entities' cash and cash equivalents			(10,644)	
Add: Partners' share of cash and cash equivalents			44,214	
Company's share of debt, net[1]		**$**	**3,220,900**	
EQUITY				
Series C cumulative redeemable preferred stock	17,000,000	$	425,000	
Common stock	144,559,168		4,011,517	
Operating partnership units	1,846,264		51,234	
Restricted stock and units	1,176,581		32,650	
Dilutive shares[1]	1,002,990		27,833	
TOTAL EQUITY	**165,585,003**	**$**	**4,548,234**	(4)
CONSOLIDATED MARKET CAPITALIZATION[1]		**$**	**8,558,769**	
COMPANY'S SHARE OF MARKET CAPITALIZATION[1]		**$**	**7,873,162**	
CONSOLIDATED DEBT, NET/CONSOLIDATED MARKET CAPITALIZATION			**45.3 %**	
COMPANY'S SHARE OF DEBT, NET/COMPANY'S SHARE OF MARKET CAPITALIZATION			**40.9 %**	

(1) See definitions starting on page 53.
(2) Amount is calculated based on our percentage ownership interest in the unconsolidated joint venture entities. Amounts denominated in CAD have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2022.
(3) Amount is calculated based on the outside partners' percentage ownership interest in the consolidated joint venture entities.
(4) Amount is calculated based on March 31, 2022 closing price of $27.75 per share of common stock.

Page 21 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Unsecured and Secured Debt Maturities, Composition and Covenant Compliance

Unaudited, in thousands



Debt Maturity and Amortization Schedule(1)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$-
$160,000
$305,589(2)
$601,789
$836,186(3)
$456,000
$55,550
$500,000
$400,000
2022
2023
2024
2025
2026
2027
2028
2029
2030 +

DEBT COMPOSITION

	Amount	% of Total Debt	Weighted Average Interest Rate[4]	Weighted Average Years to Maturity
COMPANY'S SHARE OF SECURED AND UNSECURED DEBT[1]				
Unsecured debt	$2,260,000	68.2%	3.7%	5.5
Secured debt[5]	1,055,113	31.8%	2.1%	3.7
TOTAL	**$3,315,113**	**100.0%**		4.9
COMPANY'S SHARE OF FLOATING AND FIXED-RATE DEBT				
Floating-rate debt	$815,377	24.6%	1.7%	3.6
Fixed-rate debt[5][6]	2,499,736	75.4%	3.7%	5.4
TOTAL	**$3,315,113**	**100.0%**		4.9
Weighted average stated interest rate[4]			3.3%	
GAAP effective rate including unamortized deferred financing costs and loan discounts/premiums[7]			3.8%	

DEBT COVENANT COMPLIANCE

	Covenant	Actual Performance
UNSECURED REVOLVING CREDIT FACILITY, TERM LOAN AND PRIVATE PLACEMENT[8]		
Total liabilities to total asset value	≤ 60%	41.8%
Unsecured indebtedness to unencumbered asset value	≤ 60%	37.7%
Adjusted EBITDA to fixed charges	≥ 1.5x	3.6x
Secured indebtedness to total asset value	≤ 45%	19.1%
Unencumbered NOI to unsecured interest expense	≥ 2.0x	3.8x
UNSECURED REGISTERED SENIOR NOTES[9]		
Debt to total assets	≤ 60%	43.6%
Total unencumbered assets to unsecured debt	≥ 150%	265.2%
Consolidated income available for debt service to annual debt service charge	≥ 1.5x	4.5x
Secured debt to total assets	≤ 45%	19.6%

Page 22 of 60

Page 23 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 (1) Maturity dates include the effect of extension options. Includes the Company’s Share of principal amortization and maturities, based on contractual maturity dates, excluding: (i) in- substance defeased debt related to One Westside and 10850 Pico, (ii) unamortized deferred financing costs and loan discounts/premiums, and (iii) debt due to Allianz, our partner in the joint venture that owns Ferry Building. The Bentall Centre loan was transacted in CAD; the amounts reflected are shown in USD using the foreign currency exchange rate as of March 31, 2022. (2) Includes the option to extend the initial maturity date of December 18, 2023 with respect to the One Westside and 10850 Pico loan twice for an additional six-month term each. (3) Includes the option to extend the initial maturity date of August 9, 2023 with respect to the $351.2 million Hollywood Media Portfolio loan. This loan has an initial term of two years from the first payment date with three one-year extension options, subject to certain requirements. Also, reflected is the extension of the initial maturity date of December 25, 2025 with respect to the unsecured revolving credit facility twice for an additional six-month term each. (4) Rates as of March 31, 2022 include fixed-rate loans and variable-rate loans with effective fixed-rate as a result of derivative instruments on the full principal balance. Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rate for the unsecured revolving credit facility includes the LIBOR rate as of March 31, 2022. (5) We own 51% of the ownership interest in the consolidated joint venture that owns the Hollywood Media Portfolio. The interest rate on a portion of the outstanding loan balance has been effectively fixed through the use of interest rate swaps under the first payments approach. As of March 31, 2022, the LIBOR component of the interest rate was fixed at 1.76% with respect to $350.0 million and 1.43% with respect to $125.0 million of the loan secured by the Hollywood Media Portfolio, respectively. (6) Includes instruments of fixed-rate debt and effective fixed-rate debt as a result of derivative instruments on the full principal balance. (7) Rates are as of March 31, 2022 and include deferred financing costs and loan discounts/premiums. (8) In November 2015 and July 2016, the operating partnership entered into private placement of debt. In March 2018, the operating partnership entered into an amended and restated credit agreement (the “Facility”), which modified terms related to its unsecured revolving credit facility and term loans. The table summarizes the existing covenants of these agreements and their covenant levels, when considering the most restrictive terms. The covenant and actual performance metrics above represent terms and definitions reflected in the Facility based on the financial results as of March 31, 2022. As of March 31, 2022, the operating partnership was in compliance with both the prior amended and restated credit agreements and the Facility. (9) On October 2017, the operating partnership completed an underwritten public offering of senior notes (the “3.95% Senior Notes”). On February 27, 2019, the operating partnership completed an underwritten public offering of $350.0 million of 4.65% Senior Notes, which were issued at 98.663% of par. On June 14, 2019, the operating partnership completed an underwritten public offering of $150.0 million of additional 4.65% Senior Notes, which were issued at a premium at 103.544% of par. On October 3, 2019, the operating partnership completed an underwritten public offering of $400.0 million of 3.25% Senior Notes, which were issued at 99.268% of par. The covenant and actual performance metrics above represent terms and definitions reflected in the indentures governing the 3.95% Senior Notes, 4.65% Senior Notes and 3.25% Senior Notes based on the financial results as of March 31, 2022. As of March 31, 2022, the operating partnership was in compliance with such indentures. Unsecured and Secured Debt Maturities, Composition and Covenant Compliance (continued)

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Operational and Portfolio Information

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

In-Service Office Properties[1]

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
SAME-STORE[5]						
Vancouver, British Columbia						
Bentall Centre[6]	Downtown Vancouver	1,503,830	96.1 %	96.6 %	$ 44,036,813	$ 30.49
Subtotal		**1,503,830**	**96.1**	**96.6**	**44,036,813**	**30.49**
Greater Seattle, Washington						
Met Park North	Denny Triangle	189,511	100.0	100.0	5,683,193	29.99
Hill7[7]	Denny Triangle	285,419	99.0	99.0	11,539,370	40.83
1918 Eighth[7]	Denny Triangle	668,209	99.6	99.6	20,873,912	31.36
450 Alaskan	Pioneer Square	171,026	99.5	99.5	7,104,282	41.75
411 First	Pioneer Square	163,668	59.6	59.6	3,723,408	38.17
505 First	Pioneer Square	288,495	35.9	35.9	3,596,411	34.71
83 King	Pioneer Square	184,055	69.2	69.2	5,570,457	43.76
Subtotal		**1,950,383**	**83.9**	**83.9**	**58,091,033**	**35.50**
San Francisco Bay Area, California						
1455 Market[7]	San Francisco	1,032,175	97.2	97.2	53,924,249	53.76
275 Brannan	San Francisco	57,120	100.0	100.0	4,690,232	82.11
625 Second	San Francisco	138,354	51.1	56.2	4,939,732	69.89
875 Howard[8]	San Francisco	191,201	96.8	96.8	14,707,845	79.43
901 Market	San Francisco	206,697	88.3	88.3	12,610,532	69.13
Rincon Center[9]	San Francisco	533,273	97.6	97.6	32,742,430	62.94
Ferry Building[7]	San Francisco	266,568	97.7	97.7	23,872,844	91.71
Towers at Shore Center	Redwood Shores	335,308	94.0	94.5	22,998,087	72.96
Shorebreeze	Redwood Shores	230,931	82.1	95.1	12,318,710	64.96
555 Twin Dolphin	Redwood Shores	200,623	89.9	89.9	11,575,694	64.16
Palo Alto Square[10]	Palo Alto	317,874	86.7	96.8	26,351,522	95.65
3176 Porter	Palo Alto	42,899	100.0	100.0	3,346,122	78.00
3400 Hillview	Palo Alto	207,857	100.0	100.0	15,339,847	73.80
Clocktower Square	Palo Alto	100,655	100.0	100.0	8,961,252	89.03
Foothill Research Center	Palo Alto	195,121	93.6	93.6	13,884,866	76.01
Page Mill Center[11]	Palo Alto	94,539	82.4	82.4	6,343,494	81.39
Page Mill Hill	Palo Alto	178,179	89.4	94.8	12,353,882	77.52
Gateway	North San Jose	610,941	79.2	81.8	21,342,465	44.13
1740 Technology	North San Jose	206,710	99.6	99.6	8,842,295	42.95
Concourse	North San Jose	945,407	87.2	87.5	34,433,289	41.76
Metro Plaza[12]	North San Jose	410,310	85.0	85.5	15,358,341	44.06
Skyport Plaza	North San Jose	418,667	96.1	96.1	15,716,348	39.07
Techmart	Santa Clara	284,853	75.2	77.6	10,702,245	49.97
Subtotal		**7,206,262**	**90.1**	**91.6**	**387,356,323**	**59.68**

Page 25 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

In-Service Office Properties[1] (continued)

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
Los Angeles, California						
6040 Sunset[13]	Hollywood	114,958	100.0	100.0	6,607,096	57.47
ICON[13]	Hollywood	326,792	100.0	100.0	20,582,262	62.98
CUE[13]	Hollywood	94,386	100.0	100.0	5,867,379	62.16
EPIC[13]	Hollywood	301,127	100.0	100.0	21,211,386	70.44
Fourth & Traction	Downtown Los Angeles	131,701	93.5	100.0	5,545,170	45.05
Maxwell	Downtown Los Angeles	102,963	100.0	100.0	4,783,165	46.46
604 Arizona	West Los Angeles	44,260	100.0	100.0	3,238,742	73.18
3401 Exposition	West Los Angeles	63,376	100.0	100.0	3,133,368	49.44
10850 Pico[14]	West Los Angeles	44,913	100.0	100.0	1,940,536	43.21
10900 Washington	West Los Angeles	9,919	100.0	100.0	499,918	50.40
10950 Washington	West Los Angeles	159,198	100.0	100.0	7,947,425	49.92
11601 Wilshire	West Los Angeles	498,129	90.9	95.4	21,687,429	47.89
Element LA	West Los Angeles	284,037	100.0	100.0	17,864,002	62.89
Subtotal		**2,175,759**	**97.5**	**99.0**	**120,907,878**	**56.98**
Total same-store		**12,836,234**	**91.1**	**92.2**	**610,392,047**	**52.20**
NON-SAME-STORE						
Greater Seattle, Washington						
5th & Bell	Denny Triangle	197,136	99.0	99.0	7,004,205	35.87
Subtotal		**197,136**	**99.0**	**99.0**	**7,004,205**	**35.87**
Los Angeles, California						
Harlow[13]	Hollywood	129,931	100.0	100.0	7,760,741	59.73
One Westside[15]	West Los Angeles	584,000	100.0	100.0	36,211,200	62.01
Subtotal		**713,931**	**100.0**	**100.0**	**43,971,941**	**61.59**
Total non-same-store		**911,067**	**99.8**	**99.8**	**50,976,146**	**56.07**
Total Stabilized		**13,747,301**	**91.7**	**92.7**	**661,368,193**	**52.48**
LEASE-UP						
San Francisco Bay Area, California						
Metro Center	Foster City	726,078	80.6	83.7	35,704,540	60.98
333 Twin Dolphin	Redwood Shores	183,118	91.8	97.1	10,553,187	62.79
Subtotal		**909,196**	**82.9**	**86.4**	**46,257,727**	**61.39**
Total lease-up		**909,196**	**82.9**	**86.4**	**46,257,727**	**61.39**
TOTAL IN-SERVICE		**14,656,497**	**91.1 %**	**92.3 %**	**$ 707,625,920**	**$ 52.98** [16]

Page 26 of 60

Page 27 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 (1) In-service office excludes the land, repositioning, redevelopment, development and held for sale properties described on pages 31 and 32. We define lease-up properties as office properties that have not yet reached 92.0% occupancy since the date acquired or placed under redevelopment or development. (2) Square footage for office properties determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. (3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2022, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases. (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of March 31, 2022, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of March 31, 2022. Annualized base rent does not reflect tenant reimbursements. (5) Defined as all properties owned and included in our stabilized office portfolio as of January 1, 2021 and still owned and included in the stabilized office portfolio as of March 31, 2022. (6) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2022. (7) We own 55% of the ownership interest in the consolidated joint ventures that own Hill7, 1455 Market, Ferry Building and 1918 Eighth. (8) 96,240 square feet at 875 Howard previously occupied by Burlington Coat Factory was taken off-line for repositioning as of first quarter 2022 for the purposes of conversion to a combination of office and ground floor retail space. (9) 20,047 square feet at Rincon Center was taken off-line for repositioning as of third quarter 2019. An additional 1,935 square feet was taken off-line for repositioning as of third quarter 2020, and an additional 14,923 square feet was taken off-line for repositioning as of fourth quarter 2020. The total repositioning space was re-measured during fourth quarter 2020 to 36,905 square feet. (10) 12,740 square feet at Palo Alto Square was taken off-line for repositioning as of second quarter 2021. (11) 63,201 square feet at Page Mill Center was taken off-line for repositioning as of first quarter 2020. This space was re-measured during second quarter 2020 to 64,038 square feet. An additional 15,018 square feet was take off-line for repositioning as of third quarter 2020. (12) 17,624 square feet at Metro Plaza was taken off-line for repositioning as of fourth quarter 2019. An additional 30,851 square feet was taken off-line for repositioning as of first quarter 2020. The total repositioning space was re-measured during third quarter 2020 to 61,066 square feet. (13) We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE, EPIC and Harlow. (14) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. 40,337 square feet at 10850 Pico was taken off-line for repositioning as of first quarter 2020. An additional 10,737 square feet was taken off-line for repositioning as of first quarter 2021. The total repositioning space was re-measured during first quarter 2021 to 51,409 square feet. (15) The entire premises was delivered for construction of tenant improvements to Google, Inc. during fourth quarter 2021. Monthly base rent payments are anticipated to commence during third quarter 2022 with base rent abatements from the second through ninth month following rent commencement. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. Please see page 36 for estimated yield and project costs. (16) Included as part of total in-service occupied and leased square footage is 48,865 square feet of existing leases that have been amended or signed as of first quarter 2022 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $53.18. In-Service Office Properties(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

In-Service Office Properties by Location[1]

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
STABILIZED								
Vancouver, British Columbia								
Downtown Vancouver[5]	1	1,503,830	1,444,492	96.1 %	1,453,126	96.6 %	$ 44,036,813	$ 30.49
Subtotal	**1**	**1,503,830**	**1,444,492**	**96.1**	**1,453,126**	**96.6**	**44,036,813**	**30.49**
Greater Seattle, Washington								
Denny Triangle	4	1,340,275	1,332,998	99.5	1,332,998	99.5	45,100,680	33.83
Pioneer Square	4	807,244	498,650	61.8	498,650	61.8	19,994,558	40.10
Subtotal	**8**	**2,147,519**	**1,831,648**	**85.3**	**1,831,648**	**85.3**	**65,095,238**	**35.54**
San Francisco Bay Area, California								
San Francisco	7	2,425,388	2,278,962	94.0	2,286,058	94.3	147,487,864	64.72
Redwood Shores	3	766,862	685,264	89.4	716,673	93.5	46,892,491	68.43
Palo Alto	7	1,137,124	1,046,869	92.1	1,088,469	95.7	86,580,985	82.70
North San Jose	5	2,592,035	2,264,829	87.4	2,285,762	88.2	95,692,738	42.25
Santa Clara	1	284,853	214,170	75.2	221,029	77.6	10,702,245	49.97
Subtotal	**23**	**7,206,262**	**6,490,094**	**90.1**	**6,597,991**	**91.6**	**387,356,323**	**59.68**
Los Angeles, California								
Hollywood	5	967,194	967,194	100.0	967,194	100.0	62,028,864	64.13
West Los Angeles	8	1,687,832	1,642,538	97.3	1,665,076	98.7	92,522,620	56.33
Downtown Los Angeles	2	234,664	226,060	96.3	234,664	100.0	10,328,335	45.69
Subtotal	**15**	**2,889,690**	**2,835,792**	**98.1**	**2,866,934**	**99.2**	**164,879,819**	**58.14**
Total Stabilized	**47**	**13,747,301**	**12,602,026**	**91.7**	**12,749,699**	**92.7**	**661,368,193**	**52.48**

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 27.

(5) Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2022.

Page 28 of 60

Page 29 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 In-Service Office Properties by Location(1) (continued) Properties Square Feet(2) Occupied Square Feet Percent Occupied(3) Leased Square Feet Percent Leased(3) Annualized Base Rent(4) Annualized Base Rent Per Square Foot(4) LEASE-UP San Francisco Bay Area, California Foster City 1 726,078 585,469 80.6 607,693 83.7 35,704,540 60.98 Redwood Shores 1 183,118 168,074 91.8 177,760 97.1 10,553,187 62.79 Subtotal 2 909,196 753,543 82.9 785,453 86.4 46,257,727 61.39 Total Lease-up 2 909,196 753,543 82.9 785,453 86.4 46,257,727 61.39 TOTAL IN-SERVICE 49 14,656,497 13,355,569 91.1% $ 13,535,152 92.3% $ 707,625,920 $ 52.98 (6) For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 27. (6) Included as part of total in-service occupied and leased square footage is 48,865 square feet of existing leases that have been amended or signed as of first quarter 2022 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $53.18.

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Studio Properties

	Square Feet	Percent of Total	Percent Leased[(1)]	Annual Base Rent[(2)]	Annual Base Rent Per Leased Square Foot[(3)]
Sunset Gower Studios	531,756	44.1 %	82.5 %	$ 19,074,857	$ 43.48
Sunset Bronson Studios	308,026	25.5	89.3	10,333,081	37.56
Sunset Las Palmas Studios[(4)]	366,027	30.4	82.0	14,807,775	50.31
Total same-store studio[(5)]	**1,205,809**	**100.0 %**	**84.1 %**	**$ 44,215,713**	**$ 43.61**
TOTAL STUDIO[(6)]	**1,205,809**	**100.0 %**			

(1) Percent leased for same-store studio is the average percent leased for the 12 months ended March 31, 2022.
(2) Annual base rent for same-store studio reflects actual base rent for the 12 months ended March 31, 2022, excluding tenant reimbursements.
(3) Annual base rent per leased square foot for same-store studio calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2022.
(4) 18,594 square feet located at Sunset Las Palmas Studios was taken off-line for repositioning.
(5) Same-store studio defined as all studios owned and included in our portfolio as of January 1, 2021 and still owned and included in our portfolio as of March 31, 2022. We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(6) Does not include 241,000 square feet related to Sunset Glenoaks Studios which is under construction as of first quarter 2022. We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios. See page 34 for more information.

Page 30 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Land Properties

	Submarket	Square Feet[1]	Percent of Total
Greater London, UK			
Sunset Waltham Cross Studios—Development[2]	Broxbourne	1,100,000	27.1 %
Subtotal		**1,100,000**	**27.1 %**
Vancouver, British Columbia			
Burrard Exchange[3]	Downtown Vancouver	450,000	11.1 %
Subtotal		**450,000**	**11.1 %**
Greater Seattle, Washington			
Washington 1000[4]	Denny Triangle	546,000	13.4 %
Subtotal		**546,000**	**13.4 %**
San Francisco Bay Area, California			
Cloud10	North San Jose	350,000	8.6 %
Subtotal		**350,000**	**8.6 %**
Los Angeles, California			
Sunset Bronson Studios Lot D—Development[5][6]	Hollywood	19,816	0.5 %
Sunset Gower Studios—Development[6][7]	Hollywood	478,845	11.8 %
Sunset Las Palmas Studios—Development[6]	Hollywood	617,581	15.2 %
Element LA—Development	West Los Angeles	500,000	12.3 %
Subtotal		**1,616,242**	**39.8 %**
TOTAL LAND		**4,062,242**	**100.0 %**

(1) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals that have not yet been obtained.
(2) We own 35% of the of the ownership interest in the unconsolidated joint venture that owns Sunset Waltham Cross Studios—Development.
(3) We own 20% of the ownership interest in the unconsolidated joint venture that owns Burrard Exchange. The construction of Burrard Exchange may require the demolition of certain retail square footage.
(4) The final purchase of Washington 1000 is pending as of March 31, 2022. Square footage represents condominium rights to build a fully entitled 16-story office tower.
(5) Square footage for Sunset Bronson Studios Lot D—Development represents management's estimate of developable square footage for 33 residential units.
(6) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(7) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development.

Page 31 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Repositioning, Redevelopment, Development and Held For Sale Properties[1]

	Submarket	Estimated Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
REPOSITIONING[5]								
Greater Seattle, Washington								
95 Jackson[6]	Pioneer Square	35,905	—	— %	—	— %	$ —	$ —
Subtotal		**35,905**	—	—	—	—	—	—
San Francisco Bay Area, California								
875 Howard[7]	San Francisco	96,240	—	—	—	—	—	—
Rincon Center[8]	San Francisco	36,905	—	—	—	—	—	—
Page Mill Center[9]	Palo Alto	79,056	—	—	—	—	—	—
Palo Alto Square[10]	Palo Alto	12,740	—	—	—	—	—	—
Metro Plaza[11]	North San Jose	61,066	—	—	10,219	16.7	—	—
Subtotal		**286,007**	—	—	**10,219**	**3.6**	—	—
Los Angeles, California								
10850 Pico[12]	West Los Angeles	51,409	—	—	—	—	—	—
Sunset Las Palmas Studios[13]	Hollywood	18,594	—	—	—	—	6,000	—
Subtotal		**70,003**	—	—	—	—	**6,000**	—
Total repositioning		**391,915**	—	—	**10,219**	**2.6**	**6,000**	—
DEVELOPMENT								
Los Angeles, California								
Sunset Glenoaks Studios[14]	Los Angeles	241,000	—	—	—	—	—	—
Subtotal		**241,000**	—	—	—	—	—	—
Total development		**241,000**	—	—	—	—	—	—
HELD-FOR-SALE								
Greater Seattle, Washington								
Northview Center	Lynnwood	179,985	125,083	69.5	127,072	70.6	2,965,371	23.71
Subtotal		**179,985**	**125,083**	**69.5**	**127,072**	**70.6**	**2,965,371**	**23.71**
San Francisco Bay Area, California								
Skyway Landing	Redwood Shores	246,997	159,305	64.5	159,305	64.5	9,308,763	58.43
Subtotal		**246,997**	**159,305**	**64.5**	**159,305**	**64.5**	**9,308,763**	**58.43**
Los Angeles, California								
6922 Hollywood	Hollywood	205,189	147,388	71.8	147,388	71.8	7,795,314	52.89
Del Amo	Torrance	113,000	—	—	—	—	—	—
Subtotal		**318,189**	**147,388**	**46.3**	**147,388**	**46.3**	**7,795,314**	**52.89**
Total held-for-sale		**745,171**	**431,776**	**57.9**	**433,765**	**58.2**	**20,069,448**	**46.48**
TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD-FOR-SALE		**1,378,086**	**431,776**	**31.3 %**	**443,984**	**32.2 %**	**$ 20,075,448**	**$ 46.50**

Page 32 of 60

Page 33 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 (1) Excludes in-service office, studio and land properties with exception of land properties held for sale (see pages 26, 30 and 31). (2) Square footage determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. (3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2022, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases. Percent leased for studio properties is the average percent leased for the 12 months ended March 31, 2022. (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of March 31, 2022, by (ii) 12. Annualized base rent per square foot for office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of March 31, 2022. Annualized base rent does not reflect tenant reimbursements. Annual base rent for studio properties reflects actual base rent for the 12 months ended March 31, 2022, excluding tenant reimbursements. (5) Reclassification of a portion of an asset for purposes of improving its quality and value through investment of significant capital, resulting in substantial down time in occupancy. (6) 35,905 square feet at 95 Jackson was taken off-line for repositioning as of first quarter 2021. (7) 96,240 square feet at 875 Howard previously occupied by Burlington Coat Factory was taken off-line for repositioning as of first quarter 2022 for the purposes of conversion to a combination of office and ground floor retail space. (8) 20,047 square feet at Rincon Center was taken off-line for repositioning as of third quarter 2019. An additional 1,935 square feet was taken off-line for repositioning as of third quarter 2020, and an additional 14,923 square feet was taken off-line for repositioning as of fourth quarter 2020. The total repositioning space was re-measured during fourth quarter 2020 to 36,905 square feet. (9) 63,201 square feet at Page Mill Center was taken off-line for repositioning as of first quarter 2020. This space was re-measured during second quarter 2020 to 64,038 square feet. An additional 15,018 square feet was take off-line for repositioning as of third quarter 2020. (10) 12,740 square feet at Palo Alto Square was taken off-line for repositioning as of second quarter 2021. (11) 17,624 square feet at Metro Plaza was taken off-line for repositioning as of fourth quarter 2019. An additional 30,851 square feet was taken off-line for repositioning as of first quarter 2020. The total repositioning space was re-measured during third quarter 2020 to 61,066 square feet. (12) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. 40,337 square feet at 10850 Pico was taken off-line for repositioning as of first quarter 2020. An additional 10,737 square feet was taken off-line for repositioning as of first quarter 2021. The total repositioning space was re-measured during first quarter 2021 to 51,409 square feet. (13) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Las Palmas Studios. (14) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios. Repositioning, Redevelopment, Development and Held For Sale Properties(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Under Construction and Future Development Projects

Unaudited, in thousands, except square feet

	Submarket	Estimated Construction Period			Estimated Square Feet[5]	Total % Leased	Project Costs[1]				Estimated Initial Stabilized Yield on Project Costs[6]
		Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date[4]			Project Costs as of 3/31/22		Total Estimated Project Costs		
UNDER CONSTRUCTION											
Sunset Glenoaks Studios[7]	Los Angeles	Q4-2021	Q3-2023	Q2-2024	241,000	—%	$ 40,388	(8)	$180,000-$200,000	(8)	7.50%-8.00%
Total under construction					**241,000**		**$ 40,388**				
FUTURE DEVELOPMENT PIPELINE											
Washington 1000	Denny Triangle	Q2-2022	Q1-2024	Q1-2026	546,000	N/A	$ 46,003	(9)	$340,000-$360,000	(9)	7.50%-8.00%
Burrard Exchange[10]	Downtown Vancouver	TBD	TBD	TBD	450,000	N/A	$ 3,885		TBD		TBD
Sunset Waltham Cross Studios—Development[11]	Broxbourne	TBD	TBD	TBD	1,100,000	N/A	$ 181,423	(11)	TBD		TBD
Sunset Gower Studios—Development[12][13]	Hollywood	TBD	TBD	TBD	478,845	N/A	$ 7,704		TBD		TBD
Sunset Las Palmas Studios—Development[12]	Hollywood	TBD	TBD	TBD	617,581	N/A	$ 23,540	(14)	TBD		TBD
Cloud10	North San Jose	TBD	TBD	TBD	350,000	N/A	$ 12,892	(15)	TBD		TBD
Element LA—Development	West Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A		TBD		TBD
Sunset Bronson Studios Lot D—Development[12]	Hollywood	TBD	TBD	TBD	19,816	N/A	N/A		TBD		TBD
Total future development					**4,062,242**						
TOTAL					**4,303,242**						

(1) Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of a temporary certificate of occupancy or equivalent.
(4) Based on management's estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of base rental payments (defined as cash base rents (after abatements)).

Page 34 of 60

Page 35 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 (5) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. (6) Estimated initial stabilized yield on project costs calculated as the quotient of the estimated NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields and total costs at completion represent our current estimates, which may be updated upon completion of the project or sooner if there are significant changes to the expected project yields or costs. We caution against placing undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein. (7) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios. (8) Total estimated project costs for Sunset Glenoaks Studios include $28.8 million for land and acquisition costs. (9) Total estimated project costs for Washington 1000 include $86.0 million for management’s estimate of allocated land and acquisition costs. As of March 31, 2022 we have incurred $46.0 million of project costs with the remaining $65.5 million of land and acquisition costs due upon the deliverance of the podium by the State of Washington, which is anticipated to occur during second quarter 2022. The Company could commence construction upon delivery of the podium. (10) We own 20% of the ownership interest in the unconsolidated joint venture that owns Burrard Exchange. Amounts reflected have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2022. (11) We own 35% of the ownership interest in the unconsolidated joint venture that owns Sunset Waltham Cross Studios—Development. Project costs as of March 31, 2022 for Sunset Waltham Cross Studios—Development includes $170.5 million for land and acquisition costs. Amounts reflected have been converted from GBP to USD using the foreign currency exchange rate as of March 31, 2022. (12) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (13) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development. (14) Project costs as of March 31, 2022 for Sunset Las Palmas Studios—Development include $20.8 million for management’s estimate of allocated land and acquisition costs. (15) Project costs as of March 31, 2022 for Cloud10 $10.5 million for management’s estimate of allocated land and acquisition costs. Under Construction and Future Development Projects (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Recently Completed, Under Construction and Planned Project Images



EPIC | Development
Los Angeles (Hollywood)
301,127 SF | Completed 4Q19
Single Tenant (Netflix, Inc.)


Harlow

Harlow | Development
Los Angeles (Hollywood)
129,931 SF | Completed 3Q20
Single Tenant (Company 3 Method, Inc.)



One Westside[1] | Redevelopment
Los Angeles (West Los Angeles)
584,000 SF | Completed 4Q21
Single Tenant (Google, Inc.)



Sunset Glenoaks Studios | Development
Los Angeles (Los Angeles)
241,000[2] SF | Completion 3Q23
Single or Multi-Tenant



Washington 1000 | Development
Seattle (Denny Triangle)
546,000[2] SF | Completion 1Q24
Single or Multi-Tenant



Burrard Exchange
Vancouver (Downtown)
450,000[2] SF | Completion TBD
Single or Multi-Tenant



Sunset Waltham Cross Studios |
Development (Broxbourne)
1,100,000[2] SF | Completion TBD
Single or Multi-Tenant



Sunset Gower Studios | Development
Los Angeles (Hollywood)
478,845[2] SF | Completion TBD
Single or Multi-Tenant



Cloud10 | Development
Silicon Valley (North San Jose)
350,000[2] SF | Completion TBD
Single Tenant (Build-to-Suit)

Recently Completed

Under Construction

Planned

(1) Google, Inc. signed a 584,000-square-foot lease for approximately 14.3 years which has commenced effective 11/30/2021 with an estimated stabilization date of second quarter 2023. Total projects costs for One Westside as of March 31, 2022 are $409.7 million, with each partner contributing its pro rata share. Estimated yields at stabilization will range between 8.00% - 8.25% based on total estimated project costs in the range of $500.0 - $525.0 million. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside.

(2) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 36 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Office Tenant Industry Diversification[1]

INDUSTRY DIVERSIFICATION

Industry	Square Feet[2][3]	Annualized Base Rent as Percent of Total	Company's Share Square Feet[2][4]	Company's Share Annualized Base Rent as Percent of Total
Technology	5,104,329	39.3 %	4,405,595	41.1 %
Media and Entertainment	1,915,860	16.0	1,370,593	13.7
Legal	747,098	7.1	683,304	8.3
Business Services	1,133,992 [5]	7.9	849,683 [6]	7.7
Financial Services	1,119,120	7.7	801,005	7.3
Retail	1,372,280 [7]	7.1	1,053,613 [8]	6.7
Other	845,032	5.9	663,595	6.3
Real Estate	499,189	2.9	266,597	2.2
Healthcare	221,340	1.8	211,064	2.2
Insurance	246,653	1.6	192,670	1.6
Educational	112,763	1.0	107,741	1.2
Government	204,526	1.1	161,145	1.1
Advertising	60,075	0.6	55,656	0.6
TOTAL	**13,582,257**	**100.0 %**	**10,822,261**	**100.0 %**

TECHNOLOGY DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Company's Share Square Feet[2]	Company's Share Annualized Base Rent as Percent of Total
Online services	1,640,118	38.8 %	1,408,467	39.0 %
Software	1,282,550	23.2	1,222,688	25.4
Computer hardware and technology equipment	948,464	14.5	913,567	16.3
Business support services	716,094	13.6	502,038	11.3
Other	423,048	7.9	272,263	5.9
Biotechnology, healthcare and medical research	71,849	1.6	71,849	1.8
Telecommunications and networking	22,206	0.4	14,723	0.3
TOTAL	**5,104,329**	**100.0 %**	**4,405,595**	**100.0 %**

MEDIA AND ENTERTAINMENT DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Company's Share Square Feet[2]	Company's Share Annualized Base Rent as Percent of Total
Entertainment production and service	1,394,662	72.5 %	870,237	62.4 %
Gaming	371,390	20.9	361,608	28.9
Advertising and marketing	104,321	4.8	104,321	6.8
Other	45,487	1.8	34,427	1.9
TOTAL	**1,915,860**	**100.0 %**	**1,370,593**	**100.0 %**

(1) Industries and sectors are determined by management using Thompson Reuters Business Classification and are presented in order of Company's Share of annualized base rent.
(2) Excludes signed leases not commenced.
(3) Excludes 205,088 square feet occupied by the Company.
(4) Excludes 183,112 square feet occupied by the Company.
(5) Includes 493,608 square feet occupied by co-working tenants (represents 3.4% of total annualized base rent).
(6) Includes 298,752 square feet occupied by co-working tenants (represents 2.6% of the Company's Share of total annualized base rent).
(7) Includes 349,243 square feet of storefront retail (represents 2.1% of total annualized base rent).
(8) Includes 303,529 square feet of storefront retail (represents 2.1% of the Company's Share of total annualized base rent).

Page 37 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Fifteen Largest Office Tenants

	Tenant[1]	Property	Lease Expiration	Total Occupied Square Feet		Company's Share: Total Occupied Square Feet	Company's Share: Percent of Rentable Square Feet	Company's Share: Annualized Base Rent[2]	Percent of Annualized Base Rent
1	Google, Inc.	Various	Various	1,224,726	(3)	1,060,117	8.2%	$ 76,716,318	12.7%
2	Netflix, Inc.	Various	9/30/2031	722,305	(4)	368,376	2.9	24,307,123	4.0
3	Amazon	Various	Various	938,200	(5)	665,247	5.2	21,991,951	3.6
4	Nutanix, Inc.	Various	5/31/2024	439,406	(6)	439,406	3.4	18,490,620	3.1
5	Riot Games, Inc.	Element LA	3/31/2030	284,037	(7)	284,037	2.2	17,864,002	3.0
6	Qualcomm	Skyport Plaza	7/31/2022	376,817		376,817	2.9	14,940,041	2.5
7	Salesforce.com	Rincon Center	Various	265,394	(8)	265,394	2.1	14,437,487	2.4
8	Block, Inc. (Formerly Square, Inc.)	1455 Market[9]	9/27/2023	469,056		257,981	2.0	13,338,551	2.2
9	Uber Technologies, Inc.	1455 Market[9]	2/28/2025	325,445		178,995	1.4	9,866,703	1.6
10	Dell EMC Corporation	Various	Various	172,975	(10)	172,975	1.3	9,746,873	1.6
11	NFL Enterprises	Various	12/31/2022	167,606	(11)	167,606	1.3	8,447,342	1.4
12	Company 3 Method, Inc.	Various	Various	193,307	(12)	129,641	1.0	7,091,346	1.2
13	WeWork Companies, Inc.	Various	Various	318,208	(13)	146,743	1.1	7,058,854	1.2
14	Github, Inc.	Various	6/30/2025	92,450	(14)	92,450	0.7	6,679,300	1.1
15	Weil, Gotshal & Manges LLP	Towers at Shore Center	8/31/2026	76,278		76,278	0.6	5,747,762	1.0
	TOTAL			**6,066,210**		**4,682,063**	**36.3%**	**$256,724,273**	**42.6%**

(1) Presented in order of Company's Share of annualized base rent.

(2) Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of March 31, 2022, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rents related to Bentall Centre have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2022.

(3) Google, Inc. expirations by square footage and property: (i) 182,672 square feet at Foothill Research Center expiring on February 28, 2025, (ii) 208,843 square feet at Rincon Center expiring on February 29, 2028, (iii) 207,857 square feet at 3400 Hillview expiring on November 30, 2028, (iv) 41,354 square feet at Ferry Building expiring on October 31, 2029 and (v) 584,000 square feet at One Westside expiring on November 30, 2036. We own 55% of the ownership interest in the consolidated joint venture that owns Ferry Building and 75% of the ownership interest in the consolidated joint venture that owns One Westside. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024. Google, Inc. may elect to exercise its early termination right at 3400 Hillview for 207,857 square feet effective no earlier than February 1, 2025 and no later than February 1, 2027 by delivering written notice at least 12 months prior to the early termination date.

(4) Netflix, Inc. expirations by square footage and property: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE. We own 51% of the ownership interest in the consolidated joint venture that owns ICON, EPIC and CUE.

Page 38 of 60

Page 39 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 (5) Amazon expirations by square footage and property: (i) 139,824 square feet at Met Park North expiring on November 30, 2023, (ii) 606,562 square feet at 1918 Eighth expiring on September 30, 2030 and (iii) 191,814 square feet at 5th & Bell expiring on May 31, 2031. At 1918 Eighth, Amazon is expected to take possession an additional 52,588 square feet during second quarter 2022. We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth. (6) Nutanix, Inc. expirations by square footage and property: (i) 199,445 square feet at 1740 Technology, (ii) 131,351 square feet at Concourse and (iii) 108,610 square feet at Metro Plaza. At 1740 Technology, Nutanix, Inc. is expected to take possession of an additional 6,413 square feet during second quarter 2022. All leases for Nutanix, Inc. will expire on May 31, 2024. (7) Riot Games, Inc. may elect to exercise its early termination right for the entire premises effective February 28, 2025 by delivering written notice on or before February 29, 2024. (8) Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring on October 31, 2028 and (iv) 5,978 square feet of month-to-month storage space. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. during third quarter 2018. Effective January 30, 2019, we entered into an agreement to reimburse Salesforce.com approximately $6.3 million for costs incurred in connection with the sublease. We are entitled to recoup this cost from amounts paid pursuant to the sublease commencing February 1, 2019, of which we have been fully reimbursed as of March 31, 2020. Thereafter, Salesforce.com has paid us 50% of any amounts received pursuant to the sublease, such that we began receiving an average of $340,000 per month of sublease cash rents starting June 2020, with annual growth thereafter. (9) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (10) Dell EMC Corporation expirations by square footage and property: (i) 42,954 square feet at 505 First expiring on December 31, 2023, (ii) 83,549 square feet at 875 Howard expiring on June 30, 2026 and (iii) 46,472 square feet at 505 First expiring on January 31, 2027. Dell EMC Corporation may elect to exercise its early termination right at 505 First for 46,472 square feet effective January 31, 2025 by delivering written notice on or before January 31, 2024. (11) NFL Enterprises by square footage and property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. NFL Enterprises elected to exercise its early termination right for the entire premises effective December 31, 2022. (12) Company 3 Method, Inc. expirations by square footage and property: (i) 63,376 square feet at 3401 Exposition expiring on September 30, 2026, (ii) 59,646 square feet at Harlow expiring on October 31, 2032 and (iii) 70,285 square feet at Harlow expiring on March 31, 2033. Company 3 Method, Inc. may elect to exercise its early termination right at Harlow for 59,646 square feet effective November 30, 2029, December 31, 2029, January 31, 2030 or February 28, 2030 by delivering written notice on or before November 1, 2028. We own 51% of the ownership interest in the consolidated joint venture that owns Harlow. (13) WeWork Companies Inc. expirations by square footage and property: (i) 54,336 square feet at Hill7 expiring January 31, 2030, (ii) 51,205 square feet at Maxwell expiring June 30, 2031, (iii) 66,056 square feet at 1455 Market expiring October 31, 2031 and (iv) 146,611 square feet at Bentall Centre expiring October 31, 2033. We own 55% of the ownership interest in the consolidated joint ventures that own Hill7 and 1455 Market, and 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. (14) GitHub Inc. expirations by square footage and property: (i) 57,120 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second. Fifteen Largest Office Tenants (continued)

Page 40 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Office Property Leasing Activity(1) Three Months Ended March 31, 2022 Total gross leasing activity Rentable square feet 503,585 Gross new leasing activity Rentable square feet 243,366 New cash rate(2) $56.54 Gross renewal leasing activity Rentable square feet 260,219 Renewal cash rate(3) $48.37 Total leases expired and terminated Contractual (scheduled) expiration 256,685 Early termination 129,238 Total 385,923 Net absorption Leased rentable square feet (142,557) Cash rent growth(4) Expiring rate $45.89 New/renewal rate(5) $48.55 Change(4) 5.8 % Straight-line rent growth(6) Expiring rate $42.22 New/renewal rate(5) $47.28 Change(6) 12.0 % Weighted average lease terms New (in months) 93.3 Renewal (in months) 57.3 Blended 75.1 TENANT IMPROVEMENTS AND LEASING COMMISSIONS(7) Per Square Foot Three Months Ended March 31, 2022 Total Annual New leases $94.31 $12.13 Renewal leases $19.23 $4.03 Blended $56.44 $9.02 NET EFFECTIVE RENT(8) Per Square Foot Three Months Ended March 31, 2022 Total New leases $41.80 Renewal leases $41.64 Blended $41.72

Page 41 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 (1) Represents 100% share of consolidated and unconsolidated joint ventures. (2) Excludes the impact of 733 square feet related to tenants paying percentage rent in lieu of base rent for the three months ended March 31, 2022. (3) Excludes the impact of 13,346 square feet related to tenants paying percentage rent in lieu of base rent for the three months ended March 31, 2022. (4) Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous twelve months. Excludes tenants paying percentage rent in lieu of base rent. (5) The new rates being compared to expiring rates for the three months ended March 31, 2022 are calculated using the weighted average starting rates for 101,438 square feet of new leases. The renewal rates are a weighted average calculation of the total executed renewals for the period indicated. (6) Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous twelve months. Excludes tenants paying percentage rent in lieu of base rent. (7) Represents per-square-foot weighted average lease transaction costs based on the leases executed in the current quarter. (8) Represents the weighted average initial annual cash rent, net of the annualized concessions (i.e. free rent), tenant improvements and lease commissions. Office Property Leasing Activity(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Commenced Office Leases with Non-Recurring Upfront Abatements[1]

	Submarket	Square Feet	Lease Start Date	Rent Start Date		Starting Base Rents[2]	Lease Expiration Date
Vancouver, British Columbia							
Bentall Centre[3]	Downtown Vancouver	17,830	8/1/2021	10/1/2022	$	31.19	8/31/2028
Bentall Centre[3]	Downtown Vancouver	2,012	8/31/2021	5/1/2022	$	29.59	11/30/2028
Bentall Centre[3]	Downtown Vancouver	6,112	9/1/2021	4/1/2022	$	29.59	12/31/2026
Bentall Centre[3]	Downtown Vancouver	4,972	9/1/2021	3/1/2022	$	28.39	2/28/2030
Bentall Centre[3]	Downtown Vancouver	2,876	9/1/2021	4/1/2022	$	37.98	10/31/2028
Bentall Centre[3]	Downtown Vancouver	17,830	12/1/2021	2/1/2022	$	37.98	11/30/2024
Bentall Centre[3]	Downtown Vancouver	2,606	12/1/2021	5/1/2022	$	43.58	4/30/2027
Bentall Centre[3]	Downtown Vancouver	26,986	1/1/2022	10/1/2022	$	32.99	9/30/2028
Bentall Centre[3]	Downtown Vancouver	3,100	1/19/2022	11/1/2022	$	31.99	12/31/2025
Bentall Centre[3]	Downtown Vancouver	6,188	2/1/2022	3/1/2022	$	33.59	1/31/2027
Greater Seattle, Washington							
1918 Eighth[4]	Denny Triangle	9,945	1/1/2021	4/1/2023	$	48.80	9/30/2030
505 First	Pioneer Square	46,472	10/19/2021	2/1/2022	$	40.00	1/31/2027
Northview Center	Lynnwood	9,570	1/1/2022	4/1/2022	$	19.50	12/31/2024
450 Alaskan	Pioneer Square	7,073	2/3/2022	6/1/2022	$	32.00	5/31/2025
Northview Center	Lynnwood	2,842	3/1/2022	4/1/2022	$	23.00	2/29/2024
San Francisco Bay Area, California							
Towers at Shore Center	Redwood Shores	8,461	10/1/2021	2/1/2022	$	72.60	9/30/2025
Metro Center	Foster City	1,439	10/1/2021	2/1/2022	$	39.00	9/30/2026
Towers at Shore Center	Redwood Shores	3,470	10/15/2021	2/1/2022	$	74.40	10/31/2024
Rincon Center	San Francisco	896	10/22/2021	4/22/2022	$	42.00	4/30/2027
555 Twin Dolphin Plaza	Redwood Shores	1,591	10/26/2021	2/1/2022	$	63.00	10/26/2024
555 Twin Dolphin Plaza	Redwood Shores	1,481	11/1/2021	4/1/2022	$	62.40	10/31/2024
Ferry Building[5]	San Francisco	6,185	11/8/2021	3/1/2022	$	117.00	2/28/2029
555 Twin Dolphin Plaza	Redwood Shores	15,805	12/1/2021	9/1/2022	$	67.80	7/31/2032
Towers at Shore Center	Redwood Shores	5,229	12/1/2021	3/1/2022	$	66.00	11/30/2026
Towers at Shore Center	Redwood Shores	3,071	12/1/2021	1/1/2023	$	68.04	11/30/2026
Techmart	Santa Clara	1,098	12/1/2021	4/1/2022	$	48.00	1/31/2025
Towers at Shore Center	Redwood Shores	3,439	12/17/2021	3/1/2022	$	73.20	12/31/2024

Page 42 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Commenced Office Leases with Non-Recurring Upfront Abatements[1] (continued)

	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents[2]	Lease Expiration Date
San Francisco Bay Area, California (cont.)						
Towers at Shore Center	Redwood Shores	6,257	1/1/2022	2/1/2022	$ 74.40	12/31/2022
Gateway	North San Jose	5,003	1/1/2022	3/1/2022	$ 48.00	12/31/2027
Towers at Shore Center	Redwood Shores	4,193	1/1/2022	4/1/2022	$ 72.00	3/31/2026
Techmart	Santa Clara	4,544	1/1/2022	3/1/2022	$ 52.80	2/28/2023
Techmart	Santa Clara	3,861	1/1/2022	3/1/2022	$ 55.80	4/30/2027
Shorebreeze	Redwood Shores	2,592	1/1/2022	3/1/2022	$ 63.00	1/31/2023
Concourse	North San Jose	2,494	1/1/2022	3/1/2022	$ 33.00	12/31/2026
Concourse	North San Jose	1,778	1/1/2022	4/1/2022	$ 46.20	3/31/2025
Metro Center	Foster City	1,581	1/1/2022	3/1/2022	$ 64.80	6/30/2026
Metro Plaza	North San Jose	1,275	1/1/2022	2/1/2022	$ 48.60	1/31/2023
Techmart	Santa Clara	1,618	1/3/2022	1/3/2022 [6]	$ 52.20	1/31/2025
Metro Plaza	North San Jose	1,155	1/15/2022	2/15/2022	$ 51.00	2/14/2023
Techmart	Santa Clara	8,052	2/1/2022	3/1/2022	$ 52.80	4/30/2025
Shorebreeze	Redwood Shores	6,295	2/1/2022	4/1/2022	$ 67.20	7/31/2023
Concourse	North San Jose	3,473	2/1/2022	3/1/2022	$ 49.80	4/30/2025
Gateway	North San Jose	3,407	2/1/2022	3/1/2022	$ 48.60	3/31/2024
Techmart	Santa Clara	2,150	2/1/2022	5/1/2022	$ 51.60	4/30/2025
Techmart	Santa Clara	2,143	2/1/2022	3/1/2022	$ 52.80	10/31/2023
Gateway	North San Jose	1,754	2/1/2022	4/1/2022	$ 51.00	4/30/2027
Techmart	Santa Clara	1,681	2/1/2022	4/1/2022	$ 55.75	1/31/2025
Techmart	Santa Clara	1,364	2/1/2022	4/1/2022	$ 52.20	5/31/2025
Techmart	Santa Clara	4,781	2/25/2022	2/25/2022 [7]	$ 51.60	8/31/2024
Page Mill Hill	Palo Alto	12,165	3/1/2022	6/1/2022	$ 78.00	5/31/2028
Palo Alto Square	Palo Alto	6,466	3/1/2022	7/1/2022	$ 97.20	4/30/2027
Techmart	Santa Clara	3,443	3/1/2022	6/1/2022	$ 52.20	2/28/2025
Gateway	North San Jose	2,979	3/1/2022	4/1/2022	$ 48.60	8/31/2024
555 Twin Dolphin Plaza	Redwood Shores	2,973	3/1/2022	6/1/2022	$ 65.40	5/31/2025
Techmart	Santa Clara	2,359	3/1/2022	4/1/2022	$ 54.00	2/29/2024
Gateway	North San Jose	1,636	3/1/2022	5/1/2022	$ 43.80	2/28/2027
Metro Center	Foster City	13,745	3/16/2022	10/1/2022	$ 73.20	11/30/2025

Page 43 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Commenced Office Leases with Non-Recurring Upfront Abatements[1] (continued)

	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents[2]	Lease Expiration Date
Los Angeles, California						
Harlow[8]	Hollywood	56,480	4/1/2021	7/1/2022	$ 61.80	3/31/2033
Harlow[8]	Hollywood	13,805	4/1/2021	7/1/2022	$ 24.00	3/31/2033
Maxwell	Downtown Los Angeles	29,441	7/27/2021	4/1/2022	$ 46.20	10/31/2032
Maxwell	Downtown Los Angeles	19,564	8/26/2021	2/22/2022	$ 48.00	10/31/2027
One Westside[9]	West Los Angeles	544,000	11/30/2021	7/30/2022	$ 64.20	11/30/2036
One Westside[9]	West Los Angeles	40,000	11/30/2021	7/30/2022	$ 32.16	11/30/2036
6922 Hollywood	Hollywood	2,173	12/20/2021	6/20/2022	$ 107.40	6/30/2032
Harlow[8]	Hollywood	57,323	1/1/2022	11/1/2022	$ 67.51	10/31/2032
Harlow[8]	Hollywood	2,323	1/1/2022	11/1/2022	$ 29.71	10/31/2032
11601 Wilshire	West Los Angeles	1,590	3/1/2022	4/1/2022	$ 64.20	9/30/2023

(1) Consists of leases that commenced on or prior to March 31, 2022 with up-front free rent resulting in a rent start date after the commencement of the three-month period ending March 31, 2022.
(2) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.
(3) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Rental rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2022.
(4) We own 55% in the consolidated joint venture that owns 1918 Eighth.
(5) We own 55% in the consolidated joint venture that owns Ferry Building.
(6) Subsequent to the rent start date, monthly base rent abated for the two-month period February 2022 through March 2022.
(7) Subsequent to the rent start date, monthly base rent abated for the two-month period March 2022 through April 2022.
(8) We own 51% in the consolidated joint venture that owns Harlow.
(9) We own 75% in the consolidated joint venture that owns One Westside

Page 44 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Uncommenced Office Leases—Next Eight Quarters[(1)(2)]

	Q2 2022		Q3 2022		Q4 2022		Q2 2023	
	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]
Vancouver, British Columbia								
Downtown Vancouver[(4)]	5,334	$ — [(5)]	3,300	$ 44.78	—	$ —	—	$ —
Subtotal	**5,334**	**—**	**3,300**	**44.78**	**—**	**—**	**—**	**—**
Greater Seattle, Washington								
Lynnwood	—	—	1,989	24.00	—	—	—	—
Subtotal	**—**	**—**	**1,989**	**24.00**	**—**	**—**	**—**	**—**
San Francisco Bay Area, California								
San Francisco	7,096	43.34	—	—	—	—	—	—
Foster City	14,397	75.00	7,827	58.78	—	—	—	—
Redwood Shores	6,078	65.65	35,017	64.71	—	—	—	—
Palo Alto	21,053	84.83	6,954	96.00	13,593	98.40	—	—
Santa Clara	6,859	56.58	—	—	—	—	—	—
North San Jose	17,471	49.79	13,681	49.60	—	—	—	—
Subtotal	**72,954**	**66.21**	**63,479**	**64.15**	**13,593**	**98.40**	**—**	**—**
Los Angeles, California								
Downtown Los Angeles	8,604	31.88	—	—	—	—	—	—
West Los Angeles	2,198	53.40	—	—	—	—	20,340	— [(5)]
Subtotal	**10,802**	**36.26**	**—**	**—**	**—**	**—**	**20,340**	**—**
TOTAL UNCOMMENCED[(6)]	**89,090**	**$ 58.61**	**68,768**	**$ 62.06**	**13,593**	**$ 98.40**	**20,340**	**$ —**

(1) Consists of uncommenced leases, defined as new leases with respect to vacant space executed on or prior to March 31, 2022, but with commencement dates after March 31, 2022 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no uncommenced leases commencing in first quarter 2023 and third quarter 2023 though first quarter 2024.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2022.
(5) Management office to be occupied by the Company.
(6) See page 60 for the Company's Share of uncommenced leases for the next eight quarters.

Page 45 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Backfilled Office Leases—Next Eight Quarters[1][2]

	Q2 2022		Q3 2022		Q4 2022		Q1 2023	
	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]
Vancouver, British Columbia								
Downtown Vancouver[4]	4,274	$ 41.78	—	$ —	—	$ —	4,114	$ 45.58
Subtotal	**4,274**	**41.78**	**—**	**—**	**—**	**—**	**4,114**	**45.58**
Greater Seattle, Washington								
Denny Triangle	52,588	47.38	—	—	—	—	—	—
Subtotal	**52,588**	**47.38**	**—**	**—**	**—**	**—**	**—**	**—**
San Francisco Bay Area, California								
Santa Clara	—	—	—	—	—	—	4,945	57.00
North San Jose	6,413	44.30	—	—	—	—	—	—
Subtotal	**6,413**	**44.30**	**—**	**—**	**—**	**—**	**4,945**	**57.00**
TOTAL BACKFILLED[5]	**63,275**	**46.69**	**—**	**—**	**—**	**—**	**9,059**	**51.81**
TOTAL UNCOMMENCED AND BACKFILLED	**152,365**	**$ 53.66**	**68,768**	**$ 62.06**	**13,593**	**$ 98.40**	**9,059**	**$ 51.81**

(1) Consists of backfilled leases, defined as new leases with respect to occupied space executed on or prior to March 31, 2022, but with commencement dates after March 31, 2022 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no backfilled leases commencing in third quarter 2022 through fourth quarter 2022 and second quarter 2023 through third quarter 2023.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting Rental Rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2022.
(5) See page 60 for the Company's share of backfilled leases for the next eight quarters.

Page 46 of 60

Page 47 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Backfilled Office Leases—Next Eight Quarters(1)(2) (continued) Q2 2023 Q4 2023 Q1 2024 SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) Vancouver, British Columbia Downtown Vancouver(4) — $ — — $ — 67,197 $ 41.18 Subtotal — — — — 67,197 41.18 Greater Seattle, Washington Pioneer Square — — 5,870 47.27 — — Subtotal — — 5,870 47.27 — — TOTAL BACKFILLED(5) — — 5,870 47.27 67,197 41.18 TOTAL UNCOMMENCED AND BACKFILLED 20,340 $ — 5,870 $ 47.27 67,197 $ 41.18 For footnotes (1), (2), (3), (4) and (5) above refer to the descriptions on page 46.

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Expiring Office Leases—Next Eight Quarters[1]

	Q2 2022[2]		Q3 2022		Q4 2022		Q1 2023		Q2 2023		Q3 2023		Q4 2023		Q1 2024	
	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]
Vancouver, British Columbia																
Downtown Vancouver[5]	58,135	$28.49 [6]	35,696	$23.75	41,610	$26.80	27,446	$35.04	61,049	$31.48 [7]	30,528	$14.38	26,835	$25.81	90,592	$33.99 [8]
Subtotal	**58,135**	**28.49**	**35,696**	**23.75**	**41,610**	**26.80**	**27,446**	**35.04**	**61,049**	**31.48**	**30,528**	**14.38**	**26,835**	**25.81**	**90,592**	**33.99**
Greater Seattle, Washington																
Denny Triangle	53,103	30.38 [9]	—	—	2,958	— [10]	656	34.18	2,486	32.72	—	—	140,526	32.98 [11]	—	—
Lynnwood	16,237	21.39	—	—	3,068	22.28	—	—	19,583	23.20	5,487	23.33	—	—	2,842	23.00
Pioneer Square	1,057	42.60	—	—	15,722	17.38	9,008	— [10]	—	—	—	—	48,824	35.38	12,152	24.73
Subtotal	**70,397**	**28.49**	**—**	**—**	**21,748**	**15.71**	**9,664**	**2.32**	**22,069**	**24.28**	**5,487**	**23.33**	**189,350**	**33.60**	**14,994**	**24.40**
San Francisco Bay Area, California																
Foster City	46,264	74.87	4,482	66.83	42,542	71.96	35,718	53.26	9,886	74.03	10,694	72.16	52,584	74.69 [12]	11,288	66.04
Palo Alto	19,350	64.56	6,289	102.89	91,584	80.62 [13]	—	—	82,515	89.64 [14]	69,388	81.15 [15]	9,575	80.34	13,291	93.94
Redwood Shores	55,802	53.02 [16]	91,903	53.92 [17]	88,650	65.77 [18]	41,616	68.07	37,580	70.91	30,724	70.15	17,394	68.61	51,388	66.23 [19]
San Francisco	517	197.08	41,268	32.63	6,783	21.50	4,676	22.31	1,797	— [20]	511,580	52.76 [21]	3,025	31.15	83,639	75.62 [22]
North San Jose	85,892	37.12 [23]	425,255	41.31 [24]	70,078	45.51 [25]	118,898	40.74 [26]	67,062	48.24 [27]	33,682	50.46	68,070	48.67 [28]	71,990	48.64 [29]
Santa Clara	3,819	22.78	24,699	56.15	12,063	53.40	23,642	55.47	887	62.29	—	—	22,416	56.22	32,422	57.17
Subtotal	**211,644**	**52.20**	**593,896**	**44.12**	**311,700**	**64.98**	**224,550**	**48.97**	**199,727**	**70.51**	**656,068**	**56.78**	**173,064**	**61.00**	**264,018**	**64.69**
Los Angeles, California																
Hollywood	3,273	56.05	—	—	4,757	94.54	—	—	—	—	—	—	5,672	40.00	—	—
West Los Angeles	13,552	18.70	50,318	18.96 [30]	191,877	53.44 [31]	10,557	65.69	10,058	65.88	25,264	60.67	5,496	61.42	36,751	54.93
Subtotal	**16,825**	**25.96**	**50,318**	**18.96**	**196,634**	**54.44**	**10,557**	**65.69**	**10,058**	**65.88**	**25,264**	**60.67**	**11,168**	**50.54**	**36,751**	**54.93**
TOTAL	**357,001**	**$42.43**	**679,910**	**$41.19**	**571,692**	**$56.70**	**272,217**	**$46.55**	**292,903**	**$58.74**	**717,347**	**$54.85**	**400,417**	**$45.39**	**406,355**	**$55.47**
Expirations as % of Total In-Service Portfolio	**2.4%**		**4.6%**		**3.9%**		**1.9%**		**2.0%**		**4.9%**		**2.7%**		**2.8%**	

Page 48 of 60

Page 49 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 (1) This does not reflect 60,029 square feet that expired on March 31, 2022. This table omits submarkets without any expirations over the next eight quarters. See page 60 for the Company’s share of expiring leases for the next eight quarters. (2) Second quarter 2022 expiring square footage does not include 29,066 square feet of month-to-month leases. (3) Includes leases that expire on the last day of the quarter. (4) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. (5) Expiring rental rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2022. (6) Top three expiring tenants at Bentall Centre by square footage: (i) B2Gold Corporation for 24,844 square feet, (ii) Business Development Bank of Canada for 23,054 square feet, and (iii) Heathcliff Properties Ltd for 3,817 square feet. (7) Top three expiring tenants at Bentall Centre by square footage: (i) Bentall Green Oak LP for 37,474 square feet, (ii) Sabina Gold Silver Corporation for 10,605 square feet, and (iii) Coeur Silvertip Holdings LTD for 3,010 square feet. (8) Top three expiring tenants at Bentall Centre by square footage: (i) Blake Services Inc. for 63,292 square feet, (ii) Pretium Resources Inc. for 16,800 square feet, and (iii) Export Development Canada for 6,779 square feet. (9) Total expiring square footage consists of: (i) KPMG, LLP at 1918 Eighth for 51,909 square feet and (ii) Hudson Pacific Properties, Inc. at Hill7 for 1,194 square feet. At 1918 Eighth, Amazon is expected to take possession of an additional 52,588 square feet during second quarter 2022. (10) Total expiring square footage consists of space occupied by the Company’s management office. (11) Total expiring square footage consists of: (i) Amazon at Met Park North for 139,824 square feet and (ii) Subway at Met Park North for 702 square feet. (12) Total expiring square footage consists of: (i) Quinstreet, Inc. at Metro Center for 44,556 square feet, (ii) Sycomp a Technology Company, Inc. at Metro Center for 6,605 square feet, and (iii) Lehigh University at Metro Center for 1,423 square feet. (13) Top three expiring tenants by square footage: (i) Stanford University at Page Mill Center for 43,215 square feet, (ii) Frank, Rimerman & Co. LLC at Page Mill Hill for 24,968 square feet, and (iii) Squire Patton Boggs US LLP at Page Mill Hill for 13,065 square feet. (14) Top three expiring tenants by square footage: (i) Lockheed Martin Corporation at 3176 Porter for 42,899 square feet, (ii) Toyota at Page Mill Center for 22,392 square feet, and (iii) Ciitizen Corporation at Palo Alto Square for 5,244 square feet. (15) Total expiring square footage consists of: (i) Gibson, Dunn & Crutcher, LLP at Page Mill Hill for 48,771 square feet, and (ii) Luminar Technologies, Inc. at Page Mill Hill for 20,617 square feet. (16) Top three expiring tenants by square footage: (i) MarkLogic Corporation at Skyway Landing for 40,268 square feet, (ii) Ayasdi AI LLC at 555 Twin Dolphin for 5,543 square feet, and (iii) Hudson Pacific Properties, Inc. at 555 Twin Dolphin for 4,296 square feet. (17) Top three expiring tenants by square footage: (i) Ernst & Young U.S. LLP at Shorebreeze for 20,253 square feet, (ii) Hudson Pacific Properties, Inc. at 333 Twin Dolphin for 12,651 square feet, and (iii) Coddington, Hicks & Danforth at 555 Twin Dolphin for 8,075 square feet. (18) Top three expiring tenants by square footage: (i) Auris Health, Inc. at Skyway Landing for 37,801 square feet, (ii) Auris Health, Inc. at 333 Twin Dolphin for 27,416 square feet, and (iii) Colliers Parrish International, Inc. at Towers at Shore Center for 6,257 square feet. (19) Total expiring square footage: (i) Check Point SOFT Technologies, Inc. at Skyway Landing for 40,265 square feet, (ii) Livingly Media, Inc. at Towers at Shore Center for 8,241 square feet, and (iii) Delinea Inc. at Towers at Shore Center for 2,882 square feet. (20) Total expiring square footage consists of space occupied by tenants paying percent rent in lieu of base rent. (21) Top three expiring tenants by square footage: (i) Block Inc. at 1455 Market for 469,056 square feet, (ii) City and County of SF/DOE/MTA at 1455 Market for 39,573 square feet, and (iii) Cholita Linda, LLC at Ferry Building for 1,380 square feet. (22) Top three expiring tenants by square footage: (i) Nordstrom Rack at 901 Market for 45,496 square feet, (ii) Ziff Davis, LLC at 625 Second for 35,350 square feet, and (iii) Ferry Plaza Wine Merchant LP at Ferry Building for 2,793 square feet. (23) Top three expiring tenants by square footage: (i) Fenwick & West LLP at Metro Plaza for 18,428 square feet, (ii) GEO Semiconductor, Inc. at Metro Plaza for 13,027 square feet, and (iii) Hudson Pacific Properties management office at Gateway for 12,223 square feet. (24) Top three expiring tenants by square footage: (i) Qualcomm at Skyport Plaza for 376,817 square feet, (ii) Silicon Valley Leadership Group at Gateway for 8,193 square feet, and (iii) InnoGrit Corporation at Concourse for 7,281 square feet. (25) Top three expiring tenants by square footage: (i) Ooyala, Inc. at Gateway for 18,152 square feet, (ii) The Prudential Insurance Company at Concourse for 11,827 square feet, and (iii) Adara Networks, Inc. at Concourse for 7,647 square feet. Expiring Office Leases—Next Eight Quarters(1) (continued)

Page 50 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 (26) Top three expiring tenants by square footage: (i) Globallogic, Inc. at Concourse for 28,930 square feet, (ii) New York Life Insurance at Concourse for 28,489, and (iii) Sensiba San Filippo LLP at Metro Plaza for 12,611 square feet. (27) Top three expiring tenants by square footage: (i) Amkor Technology, Inc. at Metro Plaza for 21,942 square feet, (ii) Dexerials America Corporation at Gateway for 7,872 square feet, and (iii) Principal Life Insurance Company at Gateway for 7,359 square feet. (28) Top three expiring tenants by square footage: (i) Arrcus, Inc. at Gateway for 17,728 square feet, (ii) GTT Americas, LLC at Concourse for 9,981 square feet, and (iii) Gilbane Building Company at Gateway for 7,245 square feet. (29) Top three expiring tenants by square footage: (i) Aerotek, Inc. at Metro Plaza for 25,565 square feet, (ii) Watry Design, Inc. at Gateway for 10,942 square feet, and (iii) Mektec International Corporation at Concourse for 7,850 square feet. (30) Top three expiring tenants by square footage: (i) Landmark Theatre at 10850 Pico for 43,014 square feet, (ii) Financial Profiles, Inc. at 11601 Wilshire for 3,644 square feet, and (iii) Hudson Pacific Properties, Inc. at 11601 Wilshire for 2,418 square feet. (31) Top three expiring tenants by square footage: (i) NFL Enterprises at 10950 Washington for 157,687 square feet, (ii) Wells Fargo Bank at 11601 Wilshire for 20,443 square feet, and (iii) NFL Enterprises at 10900 Washington for 9,919 square feet. Expiring Office Leases—Next Eight Quarters(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Expiring Office Leases—Annual

			Company's Share						
Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases[1]	Square Footage of Expiring Leases[2]	Percent of Office Portfolio Square Feet	Annualized Base Rent[3]	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot[4]	Annualized Base Rent at Expiration	Annualized Base Rent Per Lease Square Foot at Expiration[5]
Vacant		1,795,853	1,724,129	13.4 %					
2022	163	1,598,415	1,445,052	11.2	$ 74,984,835	12.3 %	$ 51.89	$ 74,400,764	$ 51.49
2023	159	1,673,876	1,324,066	10.3	69,353,607	11.4	52.38	71,996,777	54.38
2024	165	2,053,122	1,788,765	13.9	95,303,286	15.6	53.28	102,186,668	57.13
2025	114	1,748,127	1,428,485	11.1	85,148,158	13.9	59.61	92,899,666	65.03
2026	63	727,696	625,099	4.8	37,291,969	6.1	59.66	42,325,631	67.71
2027	61	764,722	638,882	5.0	35,821,067	5.8	56.07	41,155,021	64.42
2028	34	1,000,323	877,521	6.8	60,046,039	9.8	68.43	70,939,058	80.84
2029	18	332,247	234,360	1.8	17,863,443	2.9	76.22	21,347,585	91.09
2030	14	1,300,155	934,005	7.2	43,170,649	7.0	46.22	57,600,437	61.67
2031	15	1,095,110	679,594	5.3	37,677,510	6.1	55.44	50,596,521	74.45
Thereafter	26	1,259,398	828,956	6.4	45,469,296	7.4	54.85	66,303,249	79.98
Building management use[6]	46	205,088	183,112	1.4	—	—	—	—	—
Signed leases not commenced[7]	39	191,791	184,851	1.4	10,708,635	1.7	57.93	12,012,776	64.99
TOTAL/WEIGHTED AVERAGE	**917**	**15,745,923**	**12,896,877**	**100.0 %**	**$ 612,838,494**	**100.0 %**	**$ 54.85** [8]	**$ 703,764,153**	**$ 62.99** [9]

(1) Total expiring square footage does not include 29,066 square feet of month-to-month leases.
(2) Total expiring square footage does not include 17,478 square feet of month-to-month leases.
(3) Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) as of March 31, 2022, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.
(4) Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced leases as of March 31, 2022.
(5) Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced lease as of March 31, 2022.
(6) Reflects management offices occupied by the Company with various expiration dates.
(7) Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of March 31, 2022 and is calculated as (i) base rental payments (defined as cash base rents at expiration (before abatements or deferments)) under uncommenced leases for vacant space as of March 31, 2022, divided by (ii) square footage under uncommenced leases as of March 31, 2022.
(8) Included as part of the Company's share of total expiring square footage is 36,042 square feet of existing leases that have been amended or signed as of first quarter 2022 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the weighted average annualized base rent per square foot is $55.03
(9) Included as part of the Company's share of total expiring square footage is 7,961 square feet of existing leases that have been amended or signed as of first quarter 2022 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the weighted average annualized base rent per square foot at expiration is $63.03.

Page 51 of 60

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Definitions and Reconciliations

Page 53 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share interest and depreciation from the unconsolidated real estate entity and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the noncash compensation expense and the Company’s Share of amortization of deferred financing costs, and subtracting recurring capital expenditures related to the Company’s Share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of the Company’s Share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annual Debt Service: Includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of the current period. Amount does not include interest payment of variable rate loans that are partially effectively fixed through derivative instruments. Excludes amortization of deferred financing costs and loan discounts/premiums. Company’s Share: Non-GAAP financial measures calculated as the consolidated amount, in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures and in some cases, the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures. Company’s Share of Debt: Similar to Consolidated Debt except it includes the Company’s Share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt. Company’s Share of Debt, Net: Similar to Company’s Share of Debt, except it includes the Company’s Share of unconsolidated joint venture cash and cash equivalents and excludes partners’ share of consolidated joint venture cash and cash equivalents. Company’s Share of Market Capitalization: Similar to Consolidated Market Capitalization except it includes the Company’s Share of Debt. Consolidated Debt: Equal to the sum of (i) Unsecured and Secured Debt and (ii) series A preferred units Consolidated Debt, Net: Similar to Consolidated debt, less consolidated cash and cash equivalents. Consolidated Market Capitalization: Equal to the sum of (i) Unsecured and Secured Debt, (ii) series A preferred units and (iii) common equity capitalization. Common equity capitalization represents the total Shares of Common Stock/Units Outstanding at End of Period multiplied by the closing price at quarter end. Consolidated Unsecured and Secured Debt: Excludes in-substance defeased debt related to our Hudson Pacific/Macerich joint venture and unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. The full amount of debt related to the Hill7, Hollywood Media Portfolio and 1918 Eighth joint ventures is included.

Page 54 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Funds from Operations (“FFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Principal Amount: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Shares of Common Stock/Units Outstanding at End of Period: Represents shares of common stock outstanding (including unvested restricted shares), OP units outstanding and an estimate for our dilutive Performance Stock Units (“PSU”), including stock grants under our 2020, 2021 and 2022 PSU Plans (collectively, the “Dilutive Shares”). Weighted Average Fully Diluted Common Stock/Units Outstanding: Includes an estimate for the dilution impact of stock grants to the Company's executives under our 2020, 2021 and 2022 PSU Plans. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share. Definitions (continued)

Page 55 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Reconciliation of Net (Loss) Income to Net Operating Income Unaudited, in thousands Three Months Ended March 31, 2022 2021 Net (loss) income $ (7,615) $ 11,411 Adjustments: Income from unconsolidated real estate entities (303) (635) Fee income (1,071) (848) Interest expense 30,836 30,286 Interest income (910) (997) Management services reimbursement income—unconsolidated real estate entities (1,108) — Management services expense—unconsolidated real estate entities 1,108 — Transaction-related expenses 256 — Unrealized gain on non-real estate investments (1,650) (5,775) Impairment loss 20,503 — Other (income) expense (852) 452 General and administrative 20,512 18,449 Depreciation and amortization 92,193 82,761 Net Operating Income $ 151,899 $ 135,104 Net Operating Income Breakdown Same-Store Office cash revenues $ 172,458 $ 166,623 Straight-line rent 2,774 5,318 Amortization of above-market and below-market leases, net 2,578 2,466 Amortization of lease incentive costs (400) (422) Same-Store Office revenues 177,410 173,985 Same-Store Studios cash revenues 19,807 20,953 Straight-line rent 590 32 Amortization of lease incentive costs (9) (9) Same-Store Studio revenues 20,388 20,976 Same-Store property revenues 197,798 194,961 Same-Store Office cash expenses 60,455 57,616 Straight-line rent 325 366 Non-cash portion of interest expense 21 10 Amortization of above-market and below-market ground leases, net 586 586 Same-Store Office expenses 61,387 58,578 Same-Store Studio cash expenses 11,533 11,374 Non-cash portion of interest expense 68 79 Same-Store Studio expenses 11,601 11,453 Same-Store property expenses 72,988 70,031 Same-Store net operating income 124,810 124,930 Non-Same-Store net operating income 27,089 10,174 Net Operating Income $ 151,899 $ 135,104

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized)

Unaudited, in thousands

	Three Months Ended				
Quarter To Date	**March 31, 2022**	**December 31, 2021**	**September 30, 2021**	**June 30, 2021**	**March 31, 2021**
Net (loss) income	$ (7,615)	$ 16,753	$ (6,182)	$ 7,030	$ 11,411
Interest income—Consolidated	(910)	(926)	(934)	(937)	(997)
Interest expense—Consolidated	30,836	30,139	30,825	30,689	30,286
Depreciation and amortization—Consolidated	92,193	88,107	88,568	84,178	82,761
EBITDA	**114,504**	**134,073**	**112,277**	**120,960**	**123,461**
Unconsolidated real estate entities depreciation and amortization	1,369	1,497	1,462	1,550	1,511
Unconsolidated real estate entities interest expense	644	629	613	640	604
EBITDAre	**116,517**	**136,199**	**114,352**	**123,150**	**125,576**
Impairment loss	20,503	—	2,762	—	—
Unrealized gain on non-real estate investments	(1,650)	(4,951)	(827)	(5,018)	(5,775)
Other (income) expense	(852)	1,006	(82)	1,177	452
Transaction-related expenses	256	1,547	6,300	1,064	—
Non-cash compensation expense	5,329	5,445	5,840	6,340	3,538
Straight-line rent receivables, net	(14,477)	(5,957)	(2,157)	(5,657)	(6,765)
Non-cash amortization of above-market and below-market leases, net	(2,739)	(3,134)	(3,023)	(2,739)	(2,519)
Non-cash amortization of above-market and below-market ground leases, net	668	603	588	588	588
Amortization of lease incentive costs	432	458	476	475	475
Loss on extinguishment of debt	—	10	6,249	—	—
Adjusted EBITDAre	**123,987**	**131,226**	**130,478**	**119,380**	**115,570**
One-time prior period net property tax adjustment	—	—	(1,433)	369	1,050
Adjusted EBITDAre (excluding specified items)	**123,987**	**131,226**	**129,045**	**119,749**	**116,620**
Studio cash NOI	(8,275)	(7,956)	(9,191)	(7,354)	(9,579)
Office property Adjusted EBITDAre	**115,712**	**123,270**	**119,854**	**112,395**	**107,041**
x Annualization factor	4	4	4	4	4
Annualized office property Adjusted EBITDAre	**462,848**	**493,080**	**479,416**	**449,580**	**428,164**
Trailing 12-mo studio cash NOI[1]	31,712	33,115	32,600	31,161	29,124
Cash Adjusted EBTIDAre for selected ratios	**$ 494,560**	**$ 526,195**	**$ 512,016**	**$ 480,741**	**$ 457,288**
Less: Partners' share of cash Adjusted EBITDAre	(70,761)	(77,500)	(80,592)	(74,163)	(74,135)
Company's Share of cash Adjusted EBITDAre	**$ 423,799**	**$ 448,695**	**$ 431,424**	**$ 406,578**	**$ 383,153**
Total Consolidated unsecured and secured debt	4,000,720	3,764,874	3,943,973	3,518,813	3,485,093
Less: Consolidated cash and cash equivalents	(137,598)	(96,555)	(110,500)	(110,978)	(134,278)
Consolidated debt, net (excluding Series A preferred units)	**$ 3,863,122**	**$ 3,668,319**	**$ 3,833,473**	**$ 3,407,835**	**$ 3,350,815**
Less: Partners' share of debt, net	(652,037)	(665,027)	(658,313)	(554,012)	(533,687)
Company's Share of Debt, Net (excluding Series A preferred units)	**$ 3,211,085**	**$ 3,003,292**	**$ 3,175,160**	**$ 2,853,823**	**$ 2,817,128**
Cash Adjusted EBITDAre for selected ratios / Consolidated debt, net	**7.8x**	**7.0x**	**7.5x**	**7.1x**	**7.3x**
Cash Adjusted EBITDAre for selected ratios / Company's Share of Debt, Net	**7.6x**	**6.7x**	**7.4x**	**7.0x**	**7.4x**

Page 56 of 60

Page 57 of 60 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Current Guidance Full Year 2022 Metric Low High FFO per share $2.02 $2.08 Total growth in same-store property cash NOI(1)(2) 2.00% 3.00% GAAP non-cash revenue (straight-line rent and above/below-market rents)(3) $45,000 $55,000 GAAP non-cash expense (straight-line rent expense and above/below-market ground rent) $(4,500) $(4,500) General and administrative expenses(4) $(78,000) $(82,000) Interest expense(5) $(138,500) $(141,500) Interest income $1,750 $1,850 Corporate-related depreciation and amortization $(17,950) $(18,050) FFO from unconsolidated joint ventures $6,000 $7,000 FFO attributable to non-controlling interests $(70,500) $(74,500) FFO attributable to preferred unites/shares $(21,000) $(21,000) Weighted average common stock/units outstanding—diluted(6) 147,300 148,300 Company Outlook Unaudited, in thousands (1) Same-store for the full year 2022 is defined as the 43 stabilized office properties and three studio properties owned and included in the portfolio as of January 1, 2021, and anticipated to still be owned and included in the portfolio through December 31, 2022. Same-store cash NOI growth assumes the expiration (without renewal or backfill in 2022) of all 376,817 square feet leased to Qualcomm at Skyport Plaza as of July 31, 2022. Adjusted for this expiration, full year 2022 same-store cash NOI growth would be 3.50% - 4.50%. (2) Please see non-GAAP information below for definition of cash NOI.. (3) Please see non-GAAP information below for definition of cash NOI. (4) Includes non-cash straight-line rent associated with the studio and office properties. (5) Includes non-cash compensation expense, which the Company estimates at $25,000 in 2022. (6) Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $13,000 in 2022. (7) Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2021 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2020, 2021 and 2022 long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2022 Appendix

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Total Portfolio Company's Share

	Company's Share					
	Number of Properties	Rentable Square Feet	Percent Occupied	Percent Leased	Annual Base Rent	Annual Base Rent Per Square Foot
Office						
In-Service						
Vancouver, British Columbia	1	300,766	96.1%	96.6%	$ 8,807,363	$ 30.49
Greater Seattle, Washington	8	1,718,386	81.8	81.8	50,509,261	35.95
San Francisco Bay Area, California	25	7,531,024	88.6	90.5	398,605,358	59.72
Los Angeles, California	15	2,258,537	97.6	99.0	124,947,742	56.67
Total	**49**	**11,808,713**	**89.5**	**91.0**	**582,869,724**	**55.13**
Studios						
Same-Store						
Los Angeles, California	3	614,963	84.1	84.1	22,550,014	43.61
Total	**3**	**614,963**				
Repositioning, Redevelopment, Development, Held-for-Sale						
Greater Seattle, Washington	2	215,890	57.9	58.9	2,965,371	23.71
San Francisco Bay Area, California	1	533,004	29.9	31.8	9,308,763	58.43
Los Angeles, California	3	486,729	30.3	30.3	7,798,374	52.91
Total[(1)]	**6**	**1,235,623**	**34.9%**	**35.9%**	**$ 20,072,508**	**$ 46.49**
Land						
Vancouver, British Columbia	1	90,000				
Greater Seattle, Washington	1	546,000				
San Francisco Bay Area, California	1	350,000				
Los Angeles, California	4	1,069,283				
Greater London, United Kingdom	1	385,000				
Total	**8**	**2,440,283**				
TOTAL PORTFOLIO	**66**	**16,099,582**				

(1) Includes four properties classified as held-for-sale as of March 31, 2022. Please see page 32 for details.

Page 59 of 60

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2022

Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters

	Company's Share															
	Q2 2022		Q3 2022		Q4 2022		Q1 2023		Q2 2023		Q3 2023		Q4 2023		Q1 2024	
	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF
Uncommenced Office Leases—Next Eight Quarters																
Vancouver, British Columbia	1,067	$ —	660	$ 44.78	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —
Greater Seattle, Washington	—	—	1,989	24.00	—	—	—	—	—	—	—	—	—	—	—	—
San Francisco Bay Area, California	72,921	66.24	63,479	64.15	13,593	98.40	—	—	—	—	—	—	—	—	—	—
Los Angeles, California	10,802	36.26	—	—	—	—	—	—	20,340	—	—	—	—	—	—	—
Total	**84,790**	**61.59**	**66,128**	**62.75**	**13,593**	**98.40**	**—**	**—**	**20,340**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
Backfilled Office Leases—Next Eight Quarters																
Vancouver, British Columbia	855	41.78	—	—	—	—	823	45.58	—	—	—	—	—	—	13,439	41.18
Greater Seattle, Washington	28,923	47.38	—	—	—	—	—	—	—	—	—	—	5,870	47.27	—	—
San Francisco Bay Area, California	6,413	44.30	—	—	—	—	4,945	57.00	—	—	—	—	—	—	—	—
Los Angeles, California	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total	**36,191**	**46.70**	**—**	**—**	**—**	**—**	**5,768**	**55.37**	**—**	**—**	**—**	**—**	**5,870**	**47.27**	**13,439**	**41.18**
Expiring Office Leases—Next Eight Quarters																
Vancouver, British Columbia	11,627	28.49	7,139	23.75	8,322	26.80	5,489	35.04	12,210	31.48	6,106	14.38	5,367	25.81	18,118	33.99
Greater Seattle, Washington	46,501	27.52	—	—	20,417	16.73	9,664	2.32	22,069	24.28	5,487	23.33	189,350	33.60	14,994	24.40
San Francisco Bay Area, California	211,411	52.04	590,345	44.22	308,648	65.41	222,446	49.22	198,918	70.80	425,857	58.95	173,064	61.00	262,761	64.64
Los Angeles, California	16,350	26.72	39,565	20.08	196,634	54.44	10,557	65.69	10,058	65.88	25,264	60.67	11,168	50.54	36,751	54.93
Total	**285,889**	**$ 45.65**	**637,049**	**$ 42.49**	**534,021**	**$ 58.91**	**248,156**	**$ 47.78**	**243,255**	**$ 64.40**	**462,714**	**$ 58.03**	**378,949**	**$ 46.50**	**332,624**	**$ 60.09**

Page 60 of 60

HudsonPacificProperties.com